Exhibit 4.1

PYXUS HOLDINGS, INC.

8.50% SENIOR SECURED NOTES DUE 2027

INDENTURE

Dated as of February 6, 2023

Wilmington Trust, National Association,

as Trustee, Registrar and Paying Agent

and

Alter Domus (US) LLC,

as Collateral Agent

i

Section 13.08	Severability; Entire Agreement	109
Section 13.09	Counterpart Originals	109
Section 13.10	Table of Contents, Headings, etc.	110
Section 13.11	USA Patriot Act	110
Section 13.12	Force Majeure	110
Section 13.13	Delegation	110
Section 13.14	Withholding Tax	110

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Exhibit F	ADDITIONAL INVESTMENTS

INDENTURE dated as of February 6, 2023 among Pyxus Holdings, Inc., a Virginia corporation, the Guarantors (as defined herein), Wilmington Trust, National Association, as trustee, registrar and paying agent and Alter Domus (US) LLC, as collateral agent.

Each of the parties agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.

“ABL Administrative Agent” means PNC Bank, National Association, as administrative agent under the ABL Credit Agreement, and its successors, replacements and/or assigns in such capacity.

“ABL Collateral Agent” means PNC Bank, National Association, as collateral agent under the ABL Credit Agreement, and its successors, replacements and/or assigns in such capacity.

“ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of February 8, 2022, among the Company, the guarantors party thereto, the lenders from time to time parties thereto, and PNC Bank, National Association, as administrative agent, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise and whether with the original lenders or otherwise) or refinanced, in each case, in whole from time to time with any other bona fide asset based credit facility, including any extension of the maturity thereof or increase in the available amount of borrowings thereunder.

“ABL Intercreditor Agreement” means the amended and restated ABL/Term Loan/Notes Intercreditor Agreement, dated as of the Issue Date, among the Company, the Guarantors, the ABL Administrative Agent, the ABL Collateral Agent, the Trustee, the Collateral Agent, the administrative agent under the New Pyxus Credit Agreement, the administrative agent under the New Intabex Credit Agreement and the other parties from time to time party thereto.

“ABL Obligations” means the Indebtedness and other obligations under the ABL Credit Agreement which are secured by a Lien on the Collateral permitted by clause (1) of the definition of Permitted Liens and any post-petition interest, fees and expenses at the applicable rate, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the ABL Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or bankruptcy proceeding).

“ABL Priority Collateral” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued in compliance with the terms of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means the Collateral Agent and any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such action.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company, any Parent Guarantor or any of their Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, the Parent Guarantors and their Restricted Subsidiaries, taken as a whole, shall be subject to Sections 4.15 and 5.01 and not Sections 3.09 and 4.10; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets or rights between or among the Company, the Parent Guarantors and their Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company or of a Parent Guarantor to the Company, any Parent Guarantor or to a Restricted Subsidiary of the Company or of a Parent Guarantor;

(4) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out, obsolete, surplus, redundant or excess property or assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company, the Parent Guarantors and their Restricted Subsidiaries taken as whole);

(5) (a) the sale of accounts receivable permitted pursuant to clause (10) of the definition of Permitted Debt and (b) the sale of accounts receivable arising from sales of tobacco, which accounts receivable are sold pursuant to a factoring arrangement without recourse or securitization facilities consistent with past practice;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited pursuant to Section 4.12;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(10) Specified Sales;

(11) the sale, lease or other transfer of property or assets (a) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (b) the sale, lease or other transfer of machinery, parts and equipment no longer used or useful in the conduct of business of the Company, the Parent Guarantors or any of their Restricted Subsidiaries, as appropriate, in the Company’s or any Parent Guarantor’s reasonable discretion;

(12) dispositions resulting from any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company, the Parent Guarantors or their Restricted Subsidiaries to the extent such taking or condemnation would not, either individually or in the aggregate, reasonably be expected to result in a material adverse change in, or a material adverse effect on, the business, operations, property, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company, the Parent Guarantors and their Restricted Subsidiaries, taken as a whole; and

(13) any Corporate Restructuring Transactions.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company, any Parent Guarantor or any Restricted Subsidiary, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors, managing member or members or controlling committee of managing members of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Cannabis Related Business” means the ownership of assets or property constituting a business related to the manufacture, distribution or dispensing of cannabis or the ownership of Equity Interests comprising a Cannabis Related Business.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition (“Government Obligations”);

(2) Investments in deposits in (including money market funds of), or certificates of deposits, bankers’ acceptances, export notes, trade credit assignments, guarantees and instruments of a similar nature issued by, (i) any bank or trust company organized under the laws of the United States or any state thereof having capital and surplus in excess of $100,000,000, (ii) any international bank organized under the laws of any country which is a member of the OECD or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, or (iii) leading banks in a country where the Company, the Parent Guarantor or the Subsidiary making such Investment does business; provided, that all such Investments mature within 270 days of the date of such Investment; and provided, further, that all Investments pursuant to clause (iii) above are (A) solely of funds generated in the ordinary course of business by operations of the relevant investor in the country where such Investment is made, and (B) denominated in the currency of the country in which such Investment is made or in Dollars, UK pounds sterling, Euro, Japanese Yen, Hong Kong dollars or Chinese Renminbi;

(3) commercial paper maturing within 270 days and having one of the two highest ratings of either S&P, Moody’s or Fitch Investors’ Service, Inc.;

(4) money market funds (other than those referred to in clause (3) above) that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest solely in obligations of the types referred to in clauses (1), (2)(i) and (ii) and (3) above;

(5) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or directly and fully guaranteed by the United States; and

(6) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Pyxus International and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder or combination of Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of Pyxus International;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) other than a Permitted Holder or any combination of Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Pyxus International, measured by voting power rather than number of shares; or

(4) Pyxus International ceases to own, directly or indirectly, 100% of the Equity Interests of the Company.

Notwithstanding the foregoing, any Corporate Restructuring Transactions shall not constitute a Change of Control pursuant to any of clauses (1) through (3) above.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means any asset or property of the Company or any Guarantor securing, or purporting to secure, the Secured Obligations pursuant to any Security Document, (i) including, for the avoidance of doubt, any asset or property of the Company or any Guarantor on which a lien has been granted to secure obligations under any Junior Lien Debt, and (ii) excluding, for the avoidance of doubt, the Excluded Assets.

“Collateral Agent” or “Senior Collateral Agent” means Alter Domus (US) LLC, in its capacity as shared collateral agent for the Secured Parties pursuant to the Security Documents, together with its successors and assigns in such capacity. For the avoidance of doubt, the Collateral Agent will also be serving as the shared collateral agent for the holders of the New Pyxus Loan Obligations and New Intabex Loan Obligations pursuant to the Intercreditor and Collateral Agency Agreement.

“Company” means Pyxus Holdings, Inc., a Virginia corporation, and any and all successors thereto.

“Confirmed Order” means an order or other indication of interest, in accordance with industry standards, by a customer not an Affiliate of the Company, any Parent Guarantor or any of their Restricted Subsidiaries which has been accepted in the ordinary course of business by representatives of the Company, any Parent Guarantor or any of their Restricted Subsidiaries.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale for such period, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; plus or minus (as applicable)

(7) non-cash items increasing or decreasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(8) one-time or non-recurring items decreasing such Consolidated Net Income for such period related to restructuring, asset impairment, reorganization, taxes or any other non-operating costs and expenses, including without limitation, professional fees, exit bankruptcy fees and financing fees, expenses, premiums and similar charges incurred in connection with the Transactions to the extent such items were actually deducted in computing such Consolidated Net Income;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends, plus, to the extent deducted in determining such net income (or net loss), the Transaction Costs and any costs incurred in connection with any Corporate Restructuring Transactions; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or any other disposition of assets not constituting an Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations (including the application of FASB ASC Topic 815) will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date hereof, to the book value of the assets of such entity), (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth” means, with respect to any specified Person as of any date, the sum of (1) Consolidated Net Worth, minus (2) the amount of such Person’s intangible assets at such date, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, patents, trademarks, trade names, copyrights, franchises, licenses and deferred charges (such as, without limitation, unamortized costs and costs of research and development), all determined for such Person on a consolidated basis in accordance with GAAP.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Restructuring Transactions” means one or more series of intercompany transactions, whether consummated simultaneously or from time to time, that do not adversely impact in any material respect the structure, priority or aggregate value of the guarantees in respect of, and the Collateral that secures, the Secured Obligations, provided that (A) any necessary replacement guarantee or Collateral (determined after giving effect to such transactions) with respect to the foregoing shall be subject to Section 11.05(e) and (B) in furtherance of the foregoing clause (A), the Company shall use commercially reasonable efforts to enter into local law pledge and security agreements in favor of the Collateral Agent to the extent reasonably necessary to perfect Liens on any material Collateral governed by the laws of, or located in, any foreign jurisdiction on substantially the same basis as with respect to any Foreign Guarantor so replaced.

“Corporate Trust Office” means the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreements” means one or more debt facilities, debt instruments, indentures or other evidences of Indebtedness (which may be outstanding at the same time and including, without limitation, the ABL Credit Agreement, the New Pyxus Credit Agreement and the New Intabex Credit Agreement), commercial paper facilities or other agreements providing for revolving credit loans, debt securities, notes, term loans, receivables financing, letters of credit or other Indebtedness and, in each case, as such agreements may be amended, refinanced, restated, replaced, refunded, increased, extended or otherwise restructured, in whole or in part from time to time whether in the bank or debt capital markets (or combination thereof) (including increasing or decreasing the amount of available borrowings thereunder or adding or removing Subsidiaries as additional borrowers, co-issuers or guarantors thereunder or changing the maturity of any Indebtedness incurred thereunder or contemplated thereby) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements, and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents) and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Custodian” means the Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Deemed Capitalized Leases” means obligations of the Company, any Parent Guarantor or any of their Restricted Subsidiaries that are classified as “capital lease obligations” under GAAP due to the application of FASB ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of ABL Claims” has the meaning provided in the ABL Intercreditor Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any Parent Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Parent Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company, the Parent Guarantors and their Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means (1) any Restricted Subsidiary of the Company or any Parent Guarantor or (2) any Subsidiary of the Company or any Parent Guarantor that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Parent Guarantor, in each case, that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Dutch Pledge” means the Dutch law governed pledge over shares dated the Issue Date between Alliance One International Holdings, Ltd., as pledgor, Intabex Netherlands B.V. as the company, and the Collateral Agent, as collateral agent, in respect of the pledge by Alliance One International Holdings, Ltd. over its shares in Intabex Netherlands B.V.

“Eligible Inventory” means, as of any date, all inventory of the Company, any Parent Guarantor and any of their Restricted Subsidiaries, wherever located, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which internal financial statements of the Company are available.

“Eligible Receivables” means, as of any date, all accounts receivable of the Company, any Parent Guarantor and any of their Subsidiaries arising out of the sale of inventory in the ordinary course of business, valued in accordance with GAAP and shown on the balance sheet of the Company for the quarterly period most recently ended prior to such date for which internal financial statements of the Company are available, including without limitation receivables and related proceeds of Alliance One International, LLC arising from the sale of tobacco financed by Eastern and Southern African Trade and Development Bank in connection with the Secured Pre-Shipment and Export Finance Facilities Agreement, as amended and restated by the Fourth Amendment and Restatement Agreement, dated June 27, 2022, by and between Alliance One Tobacco (Malawi) Limited, Alliance One Tobacco (Tanzania) Limited and Alliance One Zambia Limited, as borrowers, Pyxus International, Pyxus Parent and the Company, as parent guarantors, and Eastern and Southern African Trade and Development Bank, as mandated lead arranger, original lender, agent and security agent, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise and whether with the original lenders or otherwise) or refinanced, in each case, in whole from time to time with any other asset based revolving credit facility, including any extension of the maturity thereof or increase in the available amount of borrowings thereunder (the “TDB Facility”).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided that no Indebtedness of the Company or a Parent Guarantor shall constitute an Equity Interest by virtue of being convertible into Capital Stock.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning assigned to such term (or any similar term) in the Pledge and Security Agreement or in any other Security Document (including the UK Debenture).

“Excluded Subsidiary” means any Subsidiary of the Company or a Parent Guarantor (a) that is prohibited by applicable law (whether on the Issue Date or thereafter) or contractual obligations existing on the Issue Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Secured Obligations, or if guaranteeing the Secured Obligations would require governmental (including regulatory) or other third-party consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (b) with respect to which the Board of Directors of Pyxus International determines in a commercially reasonable manner that the burden or cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Holders therefrom or (c) with respect to which the provision or maintenance of a Guarantee by it could reasonably be expected to result in material adverse tax consequences to the Company, the Parent Guarantors or their Subsidiaries (as reasonably determined by Pyxus International).

“Existing Notes” means the outstanding 10.000% Senior Secured First Lien Notes due 2024 issued by the Company pursuant to the Existing Notes Indenture.

“Existing Notes Indenture” means the Indenture, dated as of August 24, 2020, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, collateral agent, registrar and paying agent, as modified by the First Supplemental Indenture, dated as of November 24, 2020, and the Second Supplemental Indenture, dated as of the Issue Date, and as further amended, restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing Notes Obligations” means “Obligations” under and as defined in the Existing Notes Indenture, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the Existing Notes Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or bankruptcy proceeding).

“Existing Indebtedness” means all Indebtedness of the Company, the Parent Guarantors and their Subsidiaries (other than the Notes, the Other Indebtedness and the Existing Notes Obligations and lines of credit of Foreign Subsidiaries) in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Pyxus International (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings, borrowings under Seasonal Subsidiary Debt and Guarantees of Grower Indebtedness) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but giving effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense (other than interest expense in respect of letters of credit) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Pyxus International (other than Disqualified Stock) or to the Company, any Parent Guarantor or any of their Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; minus

(5) to the extent added in consolidated interest expense in clause (3) above, contingent obligations so long as such obligations remain contingent; minus

(6) the interest income of such Person and its Restricted Subsidiaries for such period.

“Foreign Guarantor” means any Subsidiary Guarantor that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company or a Parent Guarantor that is not a Domestic Subsidiary.

“Forsyth County Facility” means the fee owned facility located on Big Oaks Drive, in King, Forsyth County, North Carolina.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).

For the avoidance of doubt, “Funded Debt” shall not include Hedging Obligations or Bank Product Obligations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time (including applicable fresh-start accounting principles), provided, however, that lease liabilities and associated expenses recorded by the Company, the Parent Guarantors and their Subsidiaries pursuant to ASU 2016-02, Leases, shall not be treated as Indebtedness and shall not be included in consolidated interest expense or Fixed Charges, unless the lease liabilities would have been treated as Capital Lease Obligations under GAAP as in effect prior to the adoption of ASU 2016-02, Leases (in which case such lease liabilities and associated expenses shall be treated as Capital Lease Obligations, and the interest component of such Capital Lease Obligation shall be included in consolidated interest expense and Fixed Charges).

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit, in US dollar denominations.

“Grower Indebtedness” means indebtedness incurred by tobacco farmers that supply tobacco to the Company, any Parent Guarantor or any of their Restricted Subsidiaries for the purpose of financing the growing of tobacco crop.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means, collectively, the Parent Guarantors and the Subsidiary Guarantors.

“Hedge Agreement” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement, or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements, or other interest or exchange rate or commodity price hedging agreements. Notwithstanding the foregoing, the term “Hedge Agreement” shall not include any other hedging agreements (or substantively equivalent derivative transactions) with respect to the Company’s or a Parent Guarantor’s Equity Interests.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedge Agreement.

“Holder” means a Person in whose name a Note is registered.

“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the aggregate Voting Stock of Pyxus International, and at the time such Person acquired such Voting Stock, no Person and no “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), including any such “group” acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder or combination of Permitted Holders, shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate Voting Stock of such Person.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary that is neither a Material Domestic Restricted Subsidiary nor a Material Foreign Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations or other Bank Product Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Indebtedness shall be calculated without giving effect to the effects of FASB ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued to Institutional Accredited Investors.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $260,452,340 aggregate principal amount of the Notes issued on the Issue Date.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case commenced by or against the Company or any Guarantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshaling of the assets or liabilities of the Company or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Guarantor or any similar case or proceeding relative to the Company or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor and Collateral Agency Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of the Issue Date, among the Company, Guarantors, the Trustee, the administrative agent under the New Pyxus Credit Agreement, the administrative agent under the New Intabex Credit Agreement, the Senior Collateral Agent (as defined therein) and the other parties from time to time party thereto (as amended, restated, modified, supplemented or replaced from time to time in accordance with the terms hereof and thereof).

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the Intercreditor and Collateral Agency Agreement and any Junior Lien Intercreditor Agreement.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company, any Parent Guarantor or any of their Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company or a Parent Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company or such Parent Guarantor, the Company or such Parent Guarantor will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s or such Parent Guarantor’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company, a Parent Guarantor or any Restricted Subsidiary of the Company or a Parent Guarantor of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company, such Parent Guarantor or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined according to the final paragraph of Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means February 6, 2023.

“Junior Lien” means a Lien granted, or purported to be granted, at any time, upon any property of the Company, any Parent Guarantor or any Subsidiary Guarantor to secure Indebtedness, which Lien is junior to the Liens securing the Secured Obligations pursuant to a Junior Lien Intercreditor Agreement.

“Junior Lien Collateral Agent” means in the case of any series of Junior Lien Debt, the trustee, collateral agent or representative of the holders of such series of Junior Lien Debt who is appointed (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Debt, together with its successors and assigns in such capacity.

“Junior Lien Debt” means any Funded Debt (including additional notes, and letter of credit and reimbursement obligations with respect thereto) that is secured by a Junior Lien and that was permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document; provided that in the case of any Indebtedness referred to in this definition:

(1) such Indebtedness does not have a maturity date or any mandatory or scheduled payments or sinking fund obligations prior to the Stated Maturity of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2) on or before the date on which the first such Indebtedness is incurred by the Company or any Guarantor, the Company shall deliver to the Collateral Agent, and the ABL Collateral Agent complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with an Officer’s Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3) on or before the date on which any such Indebtedness is incurred by the Company or any Guarantor, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to the Junior Lien Collateral Agent and the Collateral Agent, and the ABL Collateral Agent, as “Junior Lien Debt” under this Indenture;

(4) a Junior Lien Collateral Agent is designated with respect to such Indebtedness and executes and delivers the Junior Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5) all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Debt to secure such Indebtedness or obligations in respect thereof are satisfied.

For the avoidance of doubt, the ABL Obligations, the New Pyxus Loan Obligations, the New Intabex Loan Obligations and the Existing Notes Obligations shall not constitute Junior Lien Debt for purposes of this Indenture.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Debt.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Liens on the Collateral in favor of the holders of the Junior Lien Debt to the Liens on the Collateral in favor of the holders of Secured Obligations and the holders of all Other Indebtedness (to the extent then outstanding) in form and substance materially consistent with prevailing market practice.

“Junior Lien Obligations” means Junior Lien Debt and all other obligations in respect thereof including, without limitation interest and premium (if any), and all guarantees of any of the foregoing.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Domestic Restricted Subsidiary” means any Wholly-Owned Restricted Subsidiary of the Company or a Parent Guarantor that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Parent Guarantor, which would constitute a Significant Subsidiary, except that for purposes of this definition all references therein to 10.0% shall be deemed to be references to 5.0%.

“Material Foreign Subsidiary” shall mean any Foreign Subsidiary of the Company or any Parent Guarantor that would constitute a Significant Subsidiary of the Company or a Parent Guarantor.

“Material Real Property” means, for so long as such Real Property is owned by the Company or any Guarantor, the Value Added Processing Facility, the Forsyth County Facility, the Pitt County Facility, the Wilson County Facility and any other Real Property located in the United States and owned in fee simple by the Company or any Guarantor with a Fair Market Value (measured at the time of acquisition thereof) of more than $15,000,000.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” means any deed of trust, mortgage, deed to secure debt, or other similar document creating a Lien on the Mortgaged Property in form and substance reasonably acceptable to the Company and in form reasonably acceptable to the Collateral Agent, in each case, as the same may be amended, amended and restated, supplemented, extended or otherwise modified from time to time.

“Mortgage Policy” means a title insurance policy (Form 2006).

“Mortgaged Property” means any Material Real Property which is required to be encumbered by a Mortgage pursuant to the terms of this Indenture or any Security Document.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company, a Parent Guarantor or any of their Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Intabex Credit Agreement” means the Intabex Term Loan Credit Agreement, dated as of the Issue Date, among the Company, the guarantors party thereto, Alter Domus (US) LLC, as administrative agent, the Collateral Agent, and the several lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“New Intabex Loan Obligations” means “Obligations” under and as defined in the New Intabex Credit Agreement, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the New Intabex Loan Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or bankruptcy proceeding).

“New Pyxus Credit Agreement” means the Pyxus Term Loan Credit Agreement, dated as of the Issue Date, among the Company, the guarantors party thereto, Alter Domus (US) LLC, as administrative agent, the Collateral Agent, and the several lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“New Pyxus Loan Obligations” means “Obligations” under and as defined in the New Pyxus Credit Agreement, whether or not allowed or allowable in an insolvency or bankruptcy proceeding (including claims disallowed as a result of the New Pyxus Loan Obligations and the Secured Obligations being treated as part of the same class in any such insolvency or bankruptcy proceeding).

“Non-U.S. Person” means a Person who is not a U.S. person.

“Note Documents” means this Indenture, the Notes and the Security Documents securing the Obligations in respect thereof.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and the Notes provided pursuant to the provisions of this Indenture.

“Note Lien” means a Lien in favor of the Collateral Agent on Collateral securing the Secured Obligations.

“Notes” means the Initial Notes and any Additional Notes that may be issued in compliance with the terms of this Indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under any Secured Debt Documents.

“OECD” means the Organization for Economic Cooperation and Development and any successor thereto.

“Offering Memorandum” means the Confidential Offering Memorandum and Consent Solicitation Statement, dated January 5, 2023, relating to, among other things, the Company’s offer to exchange Existing Notes for the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or a Parent Guarantor by any Officer of the Company or such Parent Guarantor, that meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Parent Guarantor, any Subsidiary of the Company or a Parent Guarantor or the Trustee.

“Other Indebtedness” means the ABL Obligations, the New Pyxus Loan Obligations and the New Intabex Loan Obligations (and any Permitted Refinancing Indebtedness in respect thereof secured pursuant to clause (1) of the definition of Permitted Liens).

“Parent Guarantors” means Pyxus International and Pyxus Parent, and their respective successors, and any other direct or indirect parent entities of the Company that provides a Note Guarantee in accordance with the terms of this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Advances on Purchases of Tobacco” means advances of cash or crop-related materials made by the Company, a Parent Guarantor or any of their Restricted Subsidiaries to growers and other suppliers of tobacco (including Affiliates) and tobacco growers’ cooperatives in the ordinary course of business to finance the growing or processing of tobacco only to the extent that the aggregate principal amount of such advances outstanding at any time to any Person and such Person’s Affiliates does not exceed 30% of the Consolidated Tangible Net Worth of the Company for the most recently ended fiscal quarter for which internal financial statements are available.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company, the Parent Guarantors and their Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Encumbrance” means, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be commercially reasonable.

“Permitted Holders” means each of (i) Glendon Capital Management LP, Monarch Alternative Capital LP, Owl Creek Asset Management, L.P. and Intermarket Corporation and any Affiliate of the foregoing, and any fund managed by any of the foregoing or any Affiliate thereof, (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Pyxus International or any of its direct or indirect parent companies, acting in such capacity, (iii) any “group” (within the meaning of Rules 13(d)(3) and 13(d)(5) under the Exchange Act as in effect on the Issue Date) of which any of the foregoing are members and any member of such group; provided that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in clauses (i) and (ii), collectively, have beneficial ownership of more than 50% of the total Voting Stock of Pyxus International or any of its direct or indirect parent companies held by such group and (iv) any Holding Company. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company, in a Parent Guarantor or in their Restricted Subsidiaries;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company, any Parent Guarantor or any of their Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company or a Parent Guarantor; or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Parent Guarantor or any of their Restricted Subsidiaries;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Sale, other than pursuant to clause (8) of the second sentence of the definition of “Asset Sale”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Pyxus International;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company, any Parent Guarantor or any of their Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of the Company, any Parent Guarantor or any of their Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) loans and advances to growers and other suppliers of tobacco (including Affiliates) in the ordinary course of its business in an aggregate outstanding principal amount consistent with past practice of the Company, the Parent Guarantors and their Affiliates;

(10) repurchases of any Notes, New Pyxus Loan Obligations or New Intabex Loan Obligations that are approved by the Board of Directors of Pyxus International;

(11) any guarantee and any guarantee of Indebtedness permitted to be incurred pursuant to Section 4.09;

(12) any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted under this Indenture;

(13) Investments acquired after the date hereof as a result of the acquisition by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Company, any Parent Guarantor or any of their Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the date hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(14) Investments made in the ordinary course of such Person’s business in export notes, trade credit assignments, bankers’ acceptances, guarantees and instruments of a similar nature issued in connection with the financing of international trading transactions by:

(a)

any commercial bank or trust company (or any Affiliate thereof) organized under the laws of the United States of America, any state thereof, or the District of Columbia having capital and surplus in excess of $100.0 million; or

(b)

any international bank organized under the laws of any country which is a member of the OECD or a political subdivision of any such country, and having a combined capital and surplus in excess of $100.0 million;

(15) any Investment for consideration consisting of common stock of Pyxus International and any other Investment for cash or Cash Equivalents, other securities or properties of the Company, a Parent Guarantor or any of their Restricted Subsidiaries (valued in good faith by the Board of Directors of Pyxus International), the assumption of any Indebtedness (valued at the principal amount thereof), any other consideration (valued in good faith by the Board of Directors of Pyxus International) or any combination of the foregoing; provided that (a) the aggregate value of all such consideration for all Investments of the Company, any Parent Guarantor or any of their Restricted Subsidiaries made during any fiscal year, when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, shall not exceed 12.5% of Consolidated Tangible Net Worth as at the end of the previous fiscal year and (b) no Default or Event of Default shall exist immediately before or after giving effect to such Investment on a pro forma basis;

(16) any Investment in accounts receivable owing to the Company or a Parent Guarantor or any of their Restricted Subsidiaries, if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms of the Company, such Parent Guarantor or such Restricted Subsidiary;

(17) the Company, the Parent Guarantors and their Restricted Subsidiaries may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors consistent with their past practices, so long as such expenses were incurred in the ordinary course of business of the Company, such Parent Guarantor or such Restricted Subsidiary; and

(18) the Company, the Parent Guarantors and their Restricted Subsidiaries may make additional Investments described on Exhibit F.

“Permitted Liens” means:

(1) (x) Liens securing Indebtedness permitted by the terms of this Indenture to be incurred pursuant to clause (1)(A) of the definition of Permitted Debt, (y) Liens securing Indebtedness permitted by the terms of this Indenture to be incurred pursuant to clauses (1)(B) through (E) of the definition of Permitted Debt and/or (z) Liens securing Hedging Obligations and/or securing Bank Product Obligations, in each case, subject to the terms of the ABL Intercreditor Agreement and the Intercreditor and Collateral Agency Agreement, as applicable;

(2) Liens to secure Indebtedness permitted by clause (3) of the definition of Permitted Debt;

(3) Junior Liens securing Junior Lien Obligations permitted by clause (17) of the definition of Permitted Debt;

(4) Liens in favor of the Company, any Parent Guarantor or any of their Restricted Subsidiaries;

(5) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or the Parent Guarantors or is merged with or into or consolidated with the Company, any Parent Guarantor or any of their Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or a Parent Guarantor or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or a Parent Guarantor or is merged with or into or consolidated with the Company, any Parent Guarantor or any Restricted Subsidiary of the Company or a Parent Guarantor;

(6) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company, any Parent Guarantor or any of their Restricted Subsidiaries and not created in contemplation of such event;

(7) any Lien existing on any asset prior to the acquisition thereof by the Company, any Parent Guarantor or any of their Restricted Subsidiaries and not created in contemplation of such event;

(8) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness), statutory obligations, and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(10) Liens existing on the date hereof (other than Liens on assets of Foreign Subsidiaries securing foreign lines of credit of such Foreign Subsidiaries and Liens securing Indebtedness and other obligations incurred pursuant to clause (1) of the definition of Permitted Debt);

(11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(12) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(13) Permitted Encumbrances and zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any material property in the operation of the business of the Company, any Parent Guarantor or any of their Restricted Subsidiaries or the value of such property for the purpose of such businesses or which are being contested in good faith by appropriate proceedings;

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)

the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof);

(b)

the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(c)	the new Lien is not senior in priority to the Lien it is replacing; and

(d)	the original Lien was not incurred under clause (1), (21) or (22) of this definition of Permitted Liens;

(15) Liens (not securing Indebtedness) which are incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, old-age pensions, social security and public liability laws and similar legislation;

(16) attachment, judgment or similar Liens arising in connection with court proceedings; provided, that the execution or other enforcement of such Liens with respect to judgments or decrees involving in the aggregate a liability of $40.0 million or more is effectively stayed, the claims secured thereby are being actively contested in good faith by appropriate proceedings and the Company, any Parent Guarantor or any of their Restricted Subsidiaries, as the case may be, shall have set aside on its books, if required by GAAP, appropriate reserves for such Liens;

(17) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) any Lien securing any obligations and liabilities arising under or in connection with any cash management arrangements entered into prior to, on or after the date hereof, including, without limitation, any netting or set-off system for the calculation of interest with respect to debit balances and credit balances under such arrangements; provided that the assets subject to any such Lien shall be limited to the assets held from time to time at the financial institution providing such cash management arrangements;

(20) Liens arising in the ordinary course of business solely with respect to cash and Cash Equivalents in favor of a creditor depositary institution solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with such creditor depository institution, provided that such deposit account is not intended by the Company, any Parent Guarantor or any of their Restricted Subsidiaries, as the case may be, to provide collateral to the depository institution;

(21) Liens not otherwise permitted under Section 4.12 with respect to obligations that do not exceed $20.0 million at any one time outstanding;

(22) (x) any Lien on the assets of a Foreign Subsidiary and (y) Permitted Receivables Liens securing Indebtedness permitted by clause (14) of the definition of Permitted Debt;

(23) (a) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company, any Parent Guarantor or any of their Restricted Subsidiaries or (ii) secure any Indebtedness for borrowed money or (b) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company, any Parent Guarantor or any of their Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company, any Parent Guarantor or any of their Restricted Subsidiaries in the ordinary course of business not prohibited by this Indenture to the extent such Liens do not attach to any assets other than the goods subject to such arrangements and are not intended as security for financing transactions; and

(25) any Lien on accounts receivable arising from transactions permitted by the terms of this Indenture to be incurred pursuant to clause (10) of the definition of Permitted Debt and/or transactions permitted under clause (5) in the exclusion in the definition of Asset Sales.

“Permitted Payments to Parent” means

(i) payments to any direct or indirect parent companies of the Company (including any Parent Guarantor) in amounts required to pay fees and expenses (including franchise or similar taxes) required to maintain their corporate existence, to pay customary salary, bonus and other benefits payable to officers and employees of any such parent of the Company and to pay general corporate overhead expenses of any such parent of the Company (including relating to such parent’s financial reporting obligations); and

(ii) for so long as the Company is a member of a group filing a consolidated or combined tax return with such parent companies, payments to such parent companies in respect of an allocable portion of the tax liabilities of such group that is attributable to Pyxus International, the Company and their Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Pyxus International or the Company would owe if Pyxus International or the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Parent Guarantors, the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such parent companies actually owe to the appropriate taxing authority. Any Tax Payments received from Pyxus International or the Company shall be paid over to the appropriate taxing authority within 30 days of such parent companies’ receipt of such Tax Payments or refunded to Pyxus International or the Company, as applicable.

“Permitted Receivables Liens” means Liens on accounts receivable of Alliance One International, LLC and related collections accounts securing, and financed by, Indebtedness of Foreign Subsidiaries incurred under the TDB Facility pursuant to clause (14) of the definition of Permitted Debt.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company, any Parent Guarantor or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company, any Parent Guarantor or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (including any interest that is paid in kind) and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the final maturity and Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes (other than the Existing Notes

Obligations), such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is (i) incurred either by the Company, a Parent Guarantor or a Restricted Subsidiary of the Company or a Parent Guarantor that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, (ii) guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (iii) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured, not secured by any assets that do not secure such Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited partnership, limited liability partnership, limited or unlimited liability company or government or other entity.

“Pitt County Facility” means the fee owned facility located on 8958 & 8846 West Marlboro Road, in Farmville, in Pitt County, North Carolina.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of the Issue Date, by and among the Company, the Guarantors party thereto and the Collateral Agent for the benefit of the Senior Holders (as defined in the Intercreditor and Collateral Agency Agreement) (as amended, restated, modified, supplemented or replaced from time to time in accordance with the terms hereof and thereof).

“Private Placement Legend” means the applicable legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1) were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date, and that would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act;

(2) were actually implemented prior to the Calculation Date, in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(3) relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are reasonably expected to be realized within 12 months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.

“Pyxus International” means Pyxus International, Inc. (formerly known as Pyxus One, Inc.), a Virginia corporation, and its successors and assigns.

“Pyxus Parent” means Pyxus Parent, Inc., a Virginia corporation, and its successors and assigns.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of Pyxus International other than Disqualified Stock.

“Real Property” of any Person shall mean all the right, title, and interest of such Person in and to land, improvements and fixtures thereon, including freeholds and leaseholds.

“Recovery Event” means the receipt by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who has direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiary refers to a Restricted Subsidiary of the Parent Guarantors or the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.

“Seasonal Subsidiary Debt” means seasonal Indebtedness (under bank facilities) incurred by the Restricted Subsidiaries of Pyxus International (other than the Company or any other Parent Guarantor) and having maturities of no more than one year.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any or all of its functions.

“Secured Debt Documents” means, collectively, the Note Documents and the Security Documents.

“Secured Obligations” means the Notes and all other Obligations in respect thereof including, without limitation interest and premium (if any), and all Guarantees of any of the foregoing.

“Secured Parties” means the Holders, any other holders of Secured Obligations, the Trustee and each Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Pledge and Security Agreement, the ABL Intercreditor Agreement, the Intercreditor and Collateral Agency Agreement, any Junior Lien Intercreditor Agreement, the UK Debenture, the UK Trust Deed, the UK Share Charges, the Dutch Pledge and all other security agreements, pledge agreements, collateral assignments, Mortgages, collateral trust or agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon any asset in favor of the Collateral Agent, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the applicable Intercreditor Agreements.

“Senior Holders” shall have the meaning assigned to such term in the Intercreditor and Collateral Agency Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Specified Obligors” means Intabex Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, Alliance One International Tabak B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, and their respective Subsidiaries.

“Specified Sales” means (1) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (2) the conversion of cash into Cash Equivalents or Cash Equivalents into cash.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date hereof (or, if later, the initial date of entry into such documentation), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of Pyxus International (other than the Company and any other Parent Guarantor) that provides a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Costs” means all losses, charges, costs or expenses related to the Transactions.

“Transactions” means the consummation of the Exchange Transactions as defined in the Offering Memorandum including all transactions related thereto and the payment of fees and expenses related thereto.

“Trustee” means Wilmington Trust, National Association, in its capacity as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UK Debenture” means the English law governed debenture dated the Issue Date between Alliance One International Holdings, Ltd. and Pyxus Agriculture Holdings Limited, as chargors, and the Collateral Agent, as collateral agent.

“UK Guarantor” and “UK Guarantors” means any Guarantor or Guarantors organized or existing under the laws of the United Kingdom, including of England and Wales or Scotland.

“UK Legal Reservations” means, in the case of any UK Guarantor or any Secured Debt Document governed by English law or to which a UK Guarantor is party: (i) the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors; (ii) the time barring of claims under applicable limitation laws and defences of acquiescence, set off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void; (iii) the principle that in certain circumstances Collateral granted by way of fixed charge may be recharacterised as a floating charge or that Collateral purported to be constituted as an assignment may be recharacterised as a charge; (iv) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (v) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (vi) the principle that the creation or purported creation of Collateral over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Collateral has purportedly been created; (vii) similar principles, rights and defences under the laws of any relevant jurisdiction; (viii) the making or the procuring of the appropriate registrations, filing, endorsements, notarization, stampings and/or notifications of the Security Documents and/or the Collateral created thereunder and (ix) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any legal opinion delivered to the Collateral Agent pursuant to any Secured Debt Document.

“UK Perfection Requirement” means any registration, filing, endorsement, notarization, stamping, notification or other action or step to be made or procured in any jurisdiction in order to create, perfect or enforce the Lien created by a Security Document and/or to achieve the relevant priority for the Lien created thereunder.

“UK Security Documents” means the Security Documents governed by the laws of the United Kingdom, including England and Wales and Scotland.

“UK Share Charges” means the English law governed share charges dated the Issue Date between (1) Alliance One International LLC (as chargor) and the Collateral Agent (as collateral agent); and (2) the Company (as chargor) and the Collateral Agent (as collateral agent).

“UK Trust Deed” means the English law governed security trust deed dated the Issue Date between the Company and the Collateral Agent, as collateral trustee.

“Uncommitted Inventories” means tobacco inventories for which the Company, any Parent Guarantor or any of their Restricted Subsidiaries has not received a Confirmed Order, which such inventories are reflected on the books and records of the Company, any Parent Guarantor or any of their Restricted Subsidiaries as uncommitted inventories in accordance with GAAP.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company or a Parent Guarantor that is designated by the Board of Directors of Pyxus International as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Pyxus International, but only to the extent that such Subsidiary:

(1) except as permitted under Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company, any Parent Guarantor or any Restricted Subsidiary thereof unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Parent Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or such Parent Guarantor;

(2) is a Person with respect to which neither the Company, any Parent Guarantor nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any Parent Guarantor or any of their Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Value Added Processing Facility” means the tobacco processing facility located along Baldree Road and Wilco Boulevard in Wilson, North Carolina.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and/or nominal amounts of shares required to be held by Persons other than the Company, the Parent Guarantors and their Subsidiaries) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

“Wilson County Facility” means the fee owned facility located on Old Stantonsburg Road, in Wilson, Wilson County, North Carolina.

Section 1.02 Other Definitions.

Term	Defined in Section
“Applicable Law”	13.14
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10

Term	Defined in Section
“Fixed Amounts”	1.05
“Freely Disposable Amount”	11.02
“incur”	4.09
“Incurrence Based Amounts”	1.05
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03 Incorporation by Reference of the Trust Indenture Act.

(1) This Indenture is not and shall not be qualified by the TIA and no provisions of the TIA are incorporated by reference in and made a part of this Indenture.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(9) for purposes of determining compliance with an applicable covenant, any Indebtedness, Lien, Investment, Restricted Payment or Asset Sale need not be permitted solely by reference to one basket in such covenant, but may be permitted in part under any combination thereof.

Section 1.05 Calculations; Etc.

(1) Any calculation or measure that is determined with reference to the Company’s and/or the Restricted Subsidiaries’ financial statements (including, without limitation, Consolidated EBITDA, consolidated interest expense, Consolidated Net Income, Consolidated Net Worth, Consolidated Tangible Net Worth, Eligible Inventory, Eligible Receivables, Fixed Charge Coverage Ratio, Fixed Charges and clause (3)(A) of the second paragraph under Section 4.07(a)) may be determined with reference to Pyxus International’s financial information at the election of Pyxus International.

(2) Notwithstanding anything to the contrary herein with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1.00 or an integral multiple of $1.00 in excess thereof (or such other amount as may be necessary to reflect the full amount of the Notes).

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and any Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with this Section; and (3) the Company delivers a written order of the Company signed by an Officer (an “Authentication Order”) to the Trustee that (a) requests the Trustee to authenticate such Note; (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated; and (c) sets forth statements required by Section 13.02(1) hereof. If such Authentication Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Authentication Order.

On the Issue Date, there will be originally issued two hundred sixty million, four hundred fifty-two thousand, three hundred forty dollars ($260,452,340) aggregate principal amount of Notes, subject to the provisions of this Indenture (including this Section). The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited but may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, a Parent Guarantor or any of their Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints Wilmington Trust, National Association to act as Registrar and Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

The Paying Agent shall (or if the Paying Agent is not a party hereto, the Company will require such Paying Agent to agree in writing that such Paying Agent will) hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. In such case, upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes, and the Company, the Trustee or the Registrar has received a written request from DTC, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (4), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions in accordance with the applicable rules and procedures of the Depositary. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Registrar will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar in accordance with the applicable rules and procedures of the Depositary. The Registrar will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Registrar will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A), (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) issued in reliance on Rule 144A shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B) Except as permitted by subparagraph (C) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) issued in reliance on Regulation S shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(C) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Registrar in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

(10) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Note for all purposes whatsoever.

(11) Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(12) No Agent shall be liable for the acts or omissions of the Depositary.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.07 as not outstanding. Except as set forth in Section 2.08 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.08 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.09 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.10 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will give or cause to be given to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12 Additional Notes.

The Company may issue Additional Notes under this Indenture from time to time. Any issuance of Additional Notes is subject to all of the covenants in this Indenture. The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and including under the Security Documents; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax or other purposes, such Additional Notes will be issued as a separate series under this Indenture and will have separate CUSIP and ISIN numbers from the Initial Notes.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon:

(i) an executed supplemental indenture, if any; and

(ii) an Officer’s Certificate and Opinion of Counsel delivered in accordance with Section 13.02 hereof.

Section 2.13 CUSIP/ISIN Numbers.

Any Additional Notes issued under this Indenture will not be issued with the same CUSIP or ISIN, if any, as the Initial Notes issued on the Issue Date unless such Additional Notes are fungible with the Initial Notes issued on the Issue Date for U.S. federal income tax or other purposes. The Trustee shall have no liability for any defect in any CUSIP numbers as they appear on any Notes, notice or elsewhere and any such notice may state that no representation is made as the correctness of such numbers either as printed on the Notes or as contained in any notice. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, with a copy to the Paying Agent, at least 5 days (or such shorter time period as the Trustee may agree) prior to the date that the notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase in compliance with the Applicable Procedures, or if such Notes are not held through a Depositary or there are no relevant Applicable Procedures, on a pro rata basis.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee (pursuant to any relevant Applicable Procedures) from the outstanding Notes not previously called for redemption or purchase. No Notes in amounts of $1.00 or less may be redeemed in part.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Sections 3.04 and 3.09 hereof, at least 15 days but not more than 60 days before a redemption date, the Company will give or cause to be given, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(8) any condition precedent to such redemption, if any.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 5 days (or such shorter time period as the Trustee may agree) prior to the date that the notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Any redemption and notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of another offering, transaction or event. Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to any conditions set forth in the notice of redemption. If one or more conditions precedent with respect to a redemption are not satisfied (as determined by Pyxus International in good faith) or waived by the Company on or prior to the redemption date, the redemption date shall be deemed not to have occurred and, at the Company’s election, may be (i) delayed for all purposes under this Indenture until such time as any or all such conditions precedent are satisfied (as determined by Pyxus International in good faith) or waived by the Company, as applicable, or (ii) revoked in the event that any or all such conditions precedent are not satisfied (as determined by Pyxus International in good faith) or waived by the Company on or prior to the redemption date, or on or prior to the redemption date so delayed. The Company shall give notice of any such non-occurrence, delay or revocation to the Holders and to the Trustee.

Section 3.05 Deposit of Redemption or Purchase Price.

Before 10:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Paying Agent will promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered upon cancellation of the original Note.

Section 3.07 Optional Redemption.

(a) At any time after the Issue Date, the Company may on one or more occasions redeem all or a part of the Notes at its option, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, to, but excluding, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b) [Reserved].

(c) [Reserved].

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (or such lesser amount as provided in Section 4.10) (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer, in each case on the terms specified herein. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will give a notice to the Trustee and each of the Holders, with a copy to the Trustee and the Paying Agent. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not validly tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof only (or such other amount as may be necessary to reflect the full amount of the Notes);

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an email, PDF, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes denominations of $1.00 or integral multiples of $1.00 in excess thereof, will be purchased, or such other amount as may be necessary to reflect the full amount of the Notes); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Registrar the Notes properly accepted together with an Officer’s Certificate (with a copy to the Trustee) stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post- petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Office of the Paying Agent as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, Pyxus International shall make available without cost to the Trustee and the Holders:

(1) as soon as available but within 90 days after the end of each financial year of Pyxus International, all annual financial statements that would be required to be contained in a filing with the SEC on Form 10-K of Pyxus International, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, a presentation of EBITDA and Adjusted EBITDA of Pyxus International substantially consistent with the presentation thereof in Pyxus International’s historical public filings with the SEC and derived from such financial information and a report on the annual financial statements by Pyxus International’s independent registered public accounting firm. Notwithstanding the foregoing, the obligations in this Section 4.03(a)(1) may be satisfied with respect to financial information of Pyxus International and its Subsidiaries by furnishing Pyxus International’s (or any parent entity’s thereof) Form 10-K filed with the SEC.

(2) as soon as available but within 45 days after the end of each of the first three fiscal quarters of each financial year of Pyxus International, all quarterly financial statements that would be required to be contained in a filing with the SEC on Form 10-Q of Pyxus International, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a presentation of EBITDA and Adjusted EBITDA of Pyxus International substantially consistent with the presentation thereof in Pyxus International’s historical public filings with the SEC and derived from such financial information. Notwithstanding the foregoing, the obligations in this Section 4.03(a)(2) may be satisfied with respect to financial information of Pyxus International and its Subsidiaries by furnishing Pyxus International’s (or any parent entity’s thereof) Form 10-Q filed with the SEC.

(3) promptly from time to time after the occurrence of an event required to be therein reported by Pyxus International, such other reports (in each case, without exhibits) containing substantially the same information required to be contained in a Current Report on Form 8-K under Item 1.01 (Entry into a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), 2.04 (Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a)(1) and (c)(1) (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers) and 5.03(b) (Changes in Fiscal Year).

(b) With respect to the reports required to be furnished by Section 4.03(a):

(1) no such reports referenced under clause (3) above will be required to include as an exhibit or summary of terms of, any employment or compensatory arrangement agreement, plan or understanding between Pyxus International (or any of its Subsidiaries) and any director, manager or executive officer, of Pyxus International (or any of its Subsidiaries);

(2) in no event will such reports be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC;

(3) in no event will such reports be required to comply with Item 302 of Regulation S-K promulgated by the SEC;

(4) in no event will such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statement for Pyxus International or its Subsidiaries the shares of which may be pledged to secure the Notes or any Guarantee that would be required under (i) Section 3-09 of Regulation S-X or (ii) Section 3-16 of Regulation S-X, respectively, promulgated by the SEC;

(5) in no event will such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein;

(6) no such reports referenced under clause (3) above will be required to be furnished if Pyxus International determines in its good faith judgment that such event is not material to the holders or the business, assets, operations or financial position of Pyxus International, the Parent Guarantors and their Restricted Subsidiaries, taken as a whole;

(7) in no event will such reports be required to comply with Item 601 of Regulation S-K promulgated by the SEC (with respect to exhibits) or, with respect to reports reference in clause (3) above, to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K;

(8) trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of Pyxus International may be excluded from any disclosure;

(9) such information will not be required to include information that is not otherwise similar to information contained in Pyxus International’s (or its predecessors’) historical public filings with the SEC;

(10) to the extent that Pyxus International is not a reporting company under the Exchange Act, in no event will such reports be required to be presented in compliance with the requirements of the Public Company Accounting Oversight Board; and

(11) in no event will such reports contain compensation or beneficial ownership information.

(c) For so long as any Notes remain outstanding, to the extent not satisfied by Section 4.03(a), the Company and the Guarantors will furnish to the Holders and to prospective purchasers of the Notes or Beneficial Owner of the Notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Notwithstanding the foregoing, the requirements of this Section 4.03 shall be deemed satisfied by posting such reports or information on (i) Pyxus International’s website (or on the publicly available website of any of its parent companies (including the Parent Guarantors) or Subsidiaries) or (ii) a password-protected online data system that will require a confidentiality acknowledgment, including Intralinks, SyndTrak or ClearPar provided that access shall also be granted to any bona fide prospective investor, any securities analyst (to the extent providing analysis of investment in the Notes) or any market maker in the Notes who agrees to treat such information as confidential; provided however, that Pyxus International may deny access to any competitively-sensitive information otherwise to be provided pursuant to this covenant to any such Holder, beneficial owner, bona fide prospective investor, securities analyst or market maker to the extent that Pyxus International determines in good faith that the provision of such information to such Person would be competitively harmful to the Company, the Parent Guarantors and their Subsidiaries.

(e) It is understood that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on Pyxus International’s website (or the publicly available website of any of its parent companies or Subsidiaries), other online data system or filed with the SEC. The Trustee shall have no duty to review or analyze reports delivered to it. The posting or delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including Pyxus International’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(f) Pyxus International may satisfy its obligations under this Section 4.03 by furnishing financial information relating to any direct or indirect parent or predecessor thereof.

(g) For so long as any Notes remain outstanding, Pyxus International will host a quarterly telephonic conference call (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Company, any Parent Guarantors and/or their Restricted Subsidiaries) with the Holders of the Notes to discuss the Pyxus International’s results of operations and financial performance for the immediately preceding fiscal quarter and year-to-date, which shall include a question and answer session. The Trustee shall be under no obligation to attend any such calls.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, with a copy to the Paying Agent, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company, the Parent Guarantors and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or propose to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee and the Collateral Agent, with a copy to the Paying Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default that remains uncured for five (5) days and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company and each Parent Guarantor will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s, any Parent Guarantor’s or any of their Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company, any Parent Guarantor or any of their Restricted Subsidiaries) or to the direct or indirect holders of the Company’s, any Parent Guarantor’s or any of their Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Pyxus International and other than dividends or distributions payable to the Company, a Parent Guarantor or a Restricted Subsidiary of the Company or a Parent Guarantor);

(2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (including the Parent Guarantors);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (i) any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (including, for the avoidance of doubt, the Existing Notes Obligations), (ii) any Junior Lien Debt or (iii) any unsecured Indebtedness for borrowed money, in each case, of the Company or any Guarantor (excluding, for the avoidance of doubt, any intercompany Indebtedness between or among the Company, any Parent Guarantor and/or any of their Restricted Subsidiaries), and, except, in each case, a payment of interest or principal at the Stated Maturity thereof; provided that the provisions of this clause (3) shall apply only to direct Indebtedness of the Company or any Guarantor and shall not be deemed to apply to any Indebtedness of any Restricted Subsidiary that is not a Guarantor (including any such Indebtedness guaranteed by the Company or any Guarantor); or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”); however, the Company, the Parent Guarantors and their Restricted Subsidiaries may make Restricted Payments if, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) Pyxus International would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company, the Parent Guarantors and their Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) and (4) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net cash proceeds received by Pyxus International since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Pyxus International or from the issue or sale of convertible or exchangeable Disqualified Stock of Pyxus International or convertible or exchangeable debt securities of Pyxus International, in each case that have been converted into or exchanged for Qualifying Equity Interests of Pyxus International (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Pyxus International); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company or any Parent Guarantor, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(D) to the extent that any Unrestricted Subsidiary designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the date hereof, the lesser of (i) the Fair Market Value of the Company’s or Parent Guarantor’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date hereof; plus

(E) 50% of any dividends received in cash by the Company, a Parent Guarantor or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company or Parent Guarantor, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or a Parent Guarantor) of, Equity Interests of Pyxus International (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Pyxus International; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (3)(B) of the preceding paragraph;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of a Parent Guarantor to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (including, for the avoidance of doubt, the Existing Notes Obligations) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or a Parent Guarantor or any of their Restricted Subsidiaries held by any current or former officer, director or employee of the Company or a Parent Guarantor or any of their Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate amounts paid under this clause (5) do not exceed $7.5 million in any fiscal year; provided, further, that the amount paid for such repurchase, retirement or other acquisition in any twelve-month period may be increased by an amount not to exceed:

(a) [reserved];

(b) the cash proceeds of key man life insurance policies received by the Company, a Parent Guarantor or their Restricted Subsidiaries after the date hereof; and

in addition, cancellation of Indebtedness owing to the Company or any Parent Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Company, any Parent Guarantor or any of their Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Pyxus International from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Pyxus International or any preferred stock of any Restricted Subsidiary of the Company or any Parent Guarantor issued on or after the date hereof in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or any other Permitted Debt;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company, any Parent Guarantor or any of their Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

(9) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments approved by the Board of Directors of Pyxus International in an aggregate amount, taken together with all Restricted Payments made pursuant to this clause (9), not to exceed $35.0 million since the Issue Date;

(10) [reserved];

(11) [reserved]; and

(12) Permitted Payments to Parent.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, such Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of Pyxus International, whose resolution with respect thereto will be delivered to the Trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value the Existing Notes Obligations (except a payment of scheduled interest or principal at the Stated Maturity thereof) (x) at any time that a Default or Event of Default has occurred and is continuing or would occur as a consequence thereof or (y) in contravention of the terms of the Intercreditor Agreements.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of Pyxus International to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company, any Parent Guarantor or any of their Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company, any Parent Guarantor or any of their Restricted Subsidiaries (except for waiving or deferring in the ordinary course of business subrogation and reimbursement rights in connection with the guarantee obligations permitted pursuant to Section 4.09);

(2) make loans or advances to the Company, any Parent Guarantor or any of their Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company, any Parent Guarantor or any of their Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness, the Existing Notes and the Credit Agreements as in effect on the date hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

(2) this Indenture, the Notes and the Note Guarantees (including any Additional Notes issued after the Issue Date and the related Note Guarantees in accordance with the limitations set forth in this Indenture as of the date hereof);

(3) agreements governing other Indebtedness permitted to be incurred pursuant to Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that (a) the restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not materially affect the Company’s ability to make payments of principal or interest on the Notes, as determined at the time such Indebtedness is incurred in good faith by the senior management of Pyxus International;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company, any Parent Guarantor or any of their Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company or any Parent Guarantor that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Pyxus International’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(13) encumbrances or restrictions contained in agreements relating only to one or more Immaterial Subsidiaries.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company and the Parent Guarantors will not issue any Disqualified Stock and will not permit any Restricted Subsidiary of Pyxus International to issue any shares of preferred stock; provided, however, that the Company and the Parent Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Pyxus International’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company, the Parent Guarantors or any of their Restricted Subsidiaries of Indebtedness and letters of credit under:

(A) the ABL Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (A) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company, the Parent Guarantors and their Restricted Subsidiaries thereunder) not to exceed the greater of (x) $90.0 million and (y) the aggregate amount of commitments by lenders to make extensions of credit from time to time under the ABL Credit Agreement;

(B) the New Pyxus Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (B) not to exceed the amount outstanding as of the Issue Date (less the amount of cash repayments thereof, other than cash repayments made with the proceeds of Permitted Refinancing Indebtedness) (and any Permitted Refinancing Indebtedness in respect thereof);

(C) the New Intabex Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (C) not to exceed the amount outstanding as of the Issue Date (and any Permitted Refinancing Indebtedness in respect thereof);

(D) [reserved]; and

(E) the Existing Notes Indenture in an aggregate principal amount at any one time outstanding under this clause (E) not to exceed the amount outstanding as of the Issue Date (less the amount of cash redemptions or repurchases thereof, other than cash redemptions or repurchases made with the proceeds of Permitted Refinancing Indebtedness) (and any Permitted Refinancing Indebtedness in respect thereof);

(2) the incurrence by the Company, the Parent Guarantors and their Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company, any Parent Guarantor or any of their Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $21.0 million at any time outstanding;

(5) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5) or (17) of this Section 4.09(b);

(6) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of intercompany Indebtedness between or among the Company, any Parent Guarantor and/or any of their Restricted Subsidiaries; provided, that any such Indebtedness shall be, to the extent owed by the Company or any Guarantor to a Restricted Subsidiary that is not a Guarantor, unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; provided, that if as of any date any Person other than the Company, a Parent Guarantor or any of their Restricted Subsidiaries owns or holds any such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness by the Company, such Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s or the Parent Guarantors’ Restricted Subsidiaries to the Company, to any Parent Guarantor or to any of their Restricted Subsidiaries of shares of preferred stock; provided however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company, a Parent Guarantor or a Restricted Subsidiary of the Company or a Parent Guarantor; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company, a Parent Guarantor or a Restricted Subsidiary of the Company or a Parent Guarantor;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Hedging Obligations entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(9) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Indebtedness owing under documentary or standby letters of credit for the purchase of goods or other merchandise generally;

(10) (a) Indebtedness in respect of OECD accounts receivable financings with recourse against the Company, any Parent Guarantor or any of their Restricted Subsidiaries in an aggregate amount not to exceed $50.0 million at any time outstanding and (b) non-OECD accounts receivable financings with recourse against the Company, any Parent Guarantor or any of their Restricted Subsidiaries in an aggregate amount not to exceed $50.0 million at any time outstanding;

(11) the Guarantee by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Indebtedness of the Company, any Parent Guarantor or any of their Restricted Subsidiaries to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(12) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(13) the incurrence by the Company, any Parent Guarantor or any of their Restricted Subsidiaries of Indebtedness owing under overdraft facilities in connection with cash management arrangements or in respect of Bank Product Obligations;

(14) the incurrence by any Foreign Subsidiaries of additional Indebtedness in an aggregate amount (or accreted value, as applicable) at any time outstanding not to exceed the greater of (a) $950 million and (b) the sum of (x) 65% of Eligible Inventory, plus (y) 65% of Permitted Advances on Purchases of Tobacco, plus (z) 85% of Eligible Receivables, and any Guarantees of such Indebtedness by the Company or any Parent Guarantor;

(15) Guarantees by the Company, any Parent Guarantor or any of their Restricted Subsidiaries which are incurred in the ordinary course of business in an aggregate amount not to exceed $250.0 million in the aggregate at any time outstanding;

(16) Guarantees by the Company, any Parent Guarantor or any of their Restricted Subsidiaries which are incurred in the ordinary course of business for the purpose of carrying unsold tobacco inventories held against Confirmed Orders and other Guarantees by the Company, any Parent Guarantor or any of their Restricted Subsidiaries incurred in the ordinary course of business with respect to Uncommitted Inventories in an aggregate amount not to exceed the amount of such Uncommitted Inventories;

(17) the incurrence by the Company or any Guarantor of unsecured Indebtedness or Junior Lien Debt in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

(18) Guarantees by any Subsidiary that is organized under the laws of the Netherlands under and pursuant to a liability statement pursuant to section 2:403 sub f of the Dutch Civil Code (“403 verklaring”) and/or by any such Subsidiaries forming part of a fiscal unity (fiscale eenheid) in the Netherlands or equivalent tax groupings in other jurisdictions.

The Company and the Parent Guarantors will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company, the Parent Guarantors or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company, any Parent Guarantor or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Notwithstanding anything to the contrary herein, Indebtedness described in clause (1) of the definition of Permitted Debt shall be deemed incurred under the applicable subclause of clause (1) and may not be reclassified.

The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company, any Parent Guarantor or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the applicable Parent Guarantor or Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% (100% in the case of lease payments) of the consideration received in the Asset Sale by the Company (or the applicable Parent Guarantor or Restricted Subsidiary, as the case may be) is received in the form of cash or Cash Equivalents; provided, however, that in the event of an Asset Sale of any property or assets of Pyxus International that are surplus from the standpoint of Pyxus International as a whole, in the good faith determination of the Board of Directors of Pyxus International (as evidenced by a resolution of such Board of Directors set forth in an Officer’s Certificate delivered to the Trustee), at least 60% of the consideration therefor received is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on Pyxus International’s most recent consolidated balance sheet, of the Company, any Parent Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Parent Guarantor or Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Company or any such Parent Guarantor or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Parent Guarantor or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a sale of Collateral, the Company (or the applicable Parent Guarantor or Restricted Subsidiary, as the case may be) may apply such Net Proceeds (to the extent not otherwise prohibited hereunder):

(1) to repay, redeem or repurchase Secured Obligations or Other Indebtedness (other than the ABL Obligations);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Company or a Parent Guarantor, it shall be or become a Restricted Subsidiary of the Company or such Parent Guarantor;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business (which, for the avoidance of doubt, shall not include Cash Equivalents);

provided, that the Company or the applicable Parent Guarantor or Restricted Subsidiary will be deemed to have complied with the provisions described in clauses (2), (3) or (4) above if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company or such Parent Guarantor or Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement irrevocably committing the Company or such Parent Guarantor or Restricted Subsidiary to an application of funds of the kind described in clauses (2), (3) or (4) above so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a sale of Collateral, the Company (or the applicable Parent Guarantor or Restricted Subsidiary, as the case may be) may apply such Net Proceeds (to the extent not otherwise prohibited hereunder):

(1) (x) to the extent such Net Proceeds constitute proceeds from the sale of ABL Priority Collateral, to repay permanently any Indebtedness under the ABL Credit Agreement (and to effect a corresponding permanent reduction in the availability under the ABL Credit Agreement) or (y) to repay, redeem or repurchase Secured Obligations or Other Indebtedness (other than ABL Obligations);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Guarantor or is merged into or amalgamated or consolidated with the Company or any Guarantor (or in the case of an Asset Sale of Collateral, to acquire additional Collateral);

(3) to make a capital expenditure to purchase assets that constitute Collateral; or

(4) to acquire other assets that would constitute Collateral that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, that the Company or the applicable Parent Guarantor or Restricted Subsidiary will be deemed to have complied with the provisions described in clauses (2), (3) or (4) above if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company or such Parent Guarantor or Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement irrevocably committing the Company or such Parent Guarantor or Restricted Subsidiary to an application of funds of the kind described in clauses (2), (3) or (4) above so long as such application of funds is consummated within 545 days of the receipt of such Net Proceeds.

(d) Pending the final application of any Net Proceeds, the Company (or the applicable Parent Guarantor or Restricted Subsidiary, as the case may be) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (b) and (c) of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Company will make an Asset Sale Offer to all holders of Notes (and, at the option of the Company, make an offer to holders of, or prepay, any Other Indebtedness (other than ABL Obligations) to purchase (or repay, as applicable) the maximum principal amount of Notes and Other Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased (or repaid, as applicable) out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company, any Parent Guarantor or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into (or required to be purchased in connection with) such Asset Sale Offer, together with the aggregate principal amount of Other Indebtedness so prepaid or tendered into (or required to be purchased in connection with) the applicable offer, exceeds the amount of Excess Proceeds, the Excess Proceeds will be applied ratably between the Notes and such Other Indebtedness (based on the outstanding principal amount thereof) and the Notes to be purchased will be selected pursuant to the Applicable Procedures (or if in definitive form, on a pro rata basis), based on the amounts tendered or required to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1.00, or an integral multiple of $1.00 in excess thereof, will be purchased, or such other amount as may be necessary to reflect the full amount of the Notes). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f) Pyxus International will determine in good faith whether, and to what extent, an Asset Sale is in respect of ABL Priority Collateral. In the event that ABL Priority Collateral and other Collateral are disposed of in a single transaction or series of transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral and the other Collateral, including in connection with or as a result of the sale by the Company or Guarantor of the Capital Stock of the Company, Guarantor or Subsidiary thereof that owns assets constituting ABL Priority Collateral and other Collateral, then, solely for purposes of this Indenture, the portion of the aggregate sales price deemed to be proceeds of the ABL Priority Collateral and the other Collateral shall be allocated to the ABL Priority Collateral and such other Collateral in accordance with their respective Fair Market Values (provided, in any event, the portion thereof allocated to the ABL Priority Collateral shall not be less than the value thereof that such assets contribute to the borrowing base under the ABL Credit Agreement).

(g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, enter into any transaction or series of transactions with any officer, director, shareholder or Affiliate other than (1) transactions between the Company, the Guarantors and/or any of their Restricted Subsidiaries in the ordinary course of business consistent with past practices as of the date hereof, (2) transactions on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, (3) loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding, (4) any Corporate Restructuring Transactions and the payment of all fees and expenses related to such Corporate Restructuring Transactions and (5) tax sharing agreements between the Company, the Guarantors and/or any of their Restricted Subsidiaries which provide for payments that would be permitted under this Agreement as Tax Payments if such payments were made as dividends or similar distributions.

Section 4.12 Liens.

The Company and the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, Attributable Debt or trade payables upon any of their property or assets, now owned or hereafter acquired.

Section 4.13 Business Activities.

The Company and each of the Parent Guarantors will not, and will not permit any of their Restricted Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by each of them and their Restricted Subsidiaries as of the date hereof and reasonable extensions thereof and businesses ancillary or complementary thereto.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, each of the Company and the Parent Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) their respective corporate existence, and the corporate, partnership or other existence of each of them and their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any Parent Guarantor or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company, the Parent Guarantors and their Subsidiaries; provided, however, that the Company and the Parent Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the Board of Directors the Company or any Parent Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Parent Guarantors and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof, or such other amount as may be necessary to reflect the full amount of the Notes) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will provide a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5) that pursuant to the Applicable Procedures, Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, an email, PDF, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 or an integral multiple of $1.00 in excess thereof (or such other amount as may be necessary to reflect the full amount of the Notes).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered before 10:00 a.m. New York City time; and

(3) deliver or cause to be delivered to the Registrar the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly provide (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Definitive Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any (or in the case of a Global Note, cause to be transferred by book entry). The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Additional Note Guarantees.

(a) If (1) the Company, any Parent Guarantor or any of their Restricted Subsidiaries (x) Guarantees the New Pyxus Loan Obligations, the New Intabex Loan Obligations or the Existing Notes Obligations (or any Permitted Refinancing Indebtedness in respect thereof) after the date hereof or (y) acquires or creates a Material Domestic Restricted Subsidiary after the date hereof (other than, (i) in the case of clause (x), the guarantee by the Specified Obligors of the New Intabex Loan Obligations and any Permitted Refinancing Indebtedness in respect thereof and (ii) in the case of clause (y), any Excluded Subsidiary), (2) any Material Domestic Restricted Subsidiary ceases to be an Excluded Subsidiary or (3) any direct or indirect parent entity of the Company is formed after the date hereof, then that Restricted Subsidiary, Material Domestic Restricted Subsidiary or parent entity, as applicable, will become a Subsidiary Guarantor or Parent Guarantor, as applicable, and (1) execute and deliver a supplemental indenture and supplemental Security Documents (including title insurance and surveys, if applicable) to the Trustee and the Collateral Agent pursuant to which that Subsidiary will unconditionally guarantee all of the Company’s Obligations under the Notes, this Indenture and the Security Documents on the terms set forth in this Indenture which will be secured by a Note Lien on terms substantially similar to the other Guarantors, and (2) deliver an Opinion of Counsel satisfactory to the Collateral Agent that, subject to customary assumptions and exclusions, such Security Documents are enforceable against such Subsidiary or Parent Guarantor, as applicable, and have been duly executed and delivered by such Subsidiary, in each case, within 60 days of the date on which it was acquired, created or formed (or ceased to constitute an Excluded Subsidiary).

(b) The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall comply with the requirements in Section 4.16(a) above, other than the 60 day period described therein.

Notwithstanding anything to the contrary in this Indenture, no Officer’s Certificate or Opinion of Counsel shall be required in connection with the execution and delivery of a supplemental indenture by any subsequent Guarantors to guarantee the Company’s Obligations under the Notes.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of Pyxus International may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company, the Parent Guarantors and their Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Pyxus International. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Pyxus International may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company or a Parent Guarantor as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of Pyxus International giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of Pyxus International may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

Neither the Company nor any Parent Guarantor will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Parent Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Pyxus International and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company or such Parent Guarantor is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Parent Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Parent Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Parent Guarantor, as applicable, under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture and supplements or amendments to the Security Documents, as applicable, pursuant to Article 9;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company, the Parent Guarantor or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Parent Guarantor), or to which such sale, assignment, transfer, conveyance or other disposition has been made: would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for Pyxus International for such four-quarter period.

In addition, Pyxus International will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Restricted Subsidiaries of the Company. Clauses (3) and (4) of the first paragraph of this Section 5.01 will not apply to any merger or consolidation of the Company or a Parent Guarantor:

(1) with or into one of its Restricted Subsidiaries for any purpose; or

(2) with or into an Affiliate solely for the purpose of reincorporating the Company or any Parent Guarantor in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or a Parent Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or such Parent Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or such “Parent Guarantor” shall refer instead to the successor Person and not to the Company or such Parent Guarantor, as applicable), and may exercise every right and power of the Company or such Parent Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or such Parent Guarantor, as applicable, herein; provided, however, that the predecessor Company or Parent Guarantor, as applicable, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s or such Parent Guarantor’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company, any Parent Guarantor or any of their Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

(4) other than as specified in immediately preceding clauses (1)-(3), failure by the Company, any Parent Guarantor or any of their Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any Parent Guarantor or any of their Restricted Subsidiaries (or the payment of which is guaranteed by the Company, any Parent Guarantor or any of their Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

(A) is caused by a failure to pay at its Stated Maturity the principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more;

(6) failure by the Company, any Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 90 days;

(7) the Company, any Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or any Parent Guarantor that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Code:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

(A) is for relief against the Company, any Parent Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or any Parent Guarantor that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company, any Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or a Parent Guarantor that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, a Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or a Parent Guarantor that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company, any Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or any Parent Guarantor that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(10) the occurrence of any of the following:

(A) except as permitted by this Indenture or any Security Document, any Security Document ceases for any reason to be fully enforceable; provided that it will not be an Event of Default under this clause (10)(A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $10.0 million ceases to be an enforceable and perfected Lien;

(B) except as permitted by this Indenture or any Security Document, any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million ceases to be an enforceable and perfected Lien; or

(C) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document.

Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Company, a Parent Guarantor or any of their Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company or the Parent Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b) If the Notes are accelerated or otherwise become due prior to their Stated Maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default specified in clause (7) or (8) of Section 6.01 (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount that shall then be due and payable shall be equal to:

(1) 100% of the principal amount of the Notes then outstanding, plus

(2) accrued and unpaid interest, to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the Notes so accelerated pursuant to clause (a) of Section 3.07.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of more than 50% in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of more than 50% in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of more than 50% in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture that the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or the Collateral Agent, as applicable, in personal liability.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) Holders of more than 50% in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note, it being understood that the Trustee does not have an affirmative duty to determine whether any action is prejudicial to any Holder.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar, its agents and attorneys for amounts due under this Indenture and the Security Documents, including payment of all compensation, expenses, indemnities and liabilities incurred, and all advances made, by the Trustee or any Agent and the costs and expenses of collection;

Second: to the payment of all reasonable costs and expenses incurred by the Holders in connection with the exercise of any remedy hereunder or under the Indenture or any other Note Document but subject, in all respects, to Section 7.06 hereof;

Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively;

Fourth: on a pro rata basis, to pay all other amounts of Secured Obligations; and

Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Responsible Officer has actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates, Opinions of Counsel or other certificates or opinions furnished to the Trustee and materially conforming to the requirements of this Indenture, and the Trustee will be under no duty to make an investigation or inquiry into any statements contained or matters referred to in such instrument. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own gross negligence or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and 7.02.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee will not be liable for interest, investment income or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Notwithstanding anything to the contrary set forth herein, in no event shall the Trustee or the Paying Agent be liable for interest on any money received by it (including, but not limited to, any negative interest) except as the Trustee or the Paying Agent may otherwise agree in writing with the Company. In the event that market conditions are such that negative interest applies to amounts deposited with the Trustee or the Paying Agent, the Company shall be responsible for the payment of such interest and the Trustee or the Paying Agent shall be entitled to deduct from amounts on deposit with it an amount necessary to pay such negative interest. For the avoidance of doubt, the compensation, reimbursement and indemnification protections afforded to the Trustee and the Paying Agent under Section 7.06 of this Indenture shall cover any interest-related expenses incurred by the Trustee or the Paying Agent in the performance of their duties hereunder.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7. The provisions of Article 7 shall apply, mutatis mutandis, to the Collateral Agent, the Registrar and the Paying Agent (provided that the foregoing shall not be construed to impose upon such Person the duties or standard of care (including any prudent person standard) of the Trustee).

(h) The Trustee will have no duty or obligation to monitor the Company’s compliance with the terms of this Indenture or to ascertain or inquire as to the observance or performance of any covenants, conditions or agreements of the Company or the Collateral Agent except as set forth in this Indenture.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will constitute full and complete authorization of the Trustee to take, suffer or omit to take any action in good faith in reliance thereon without liability.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee an indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) Delivery of reports, information and documents to the Trustee pursuant to Section 4.03 is for information purposes only, and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(h) The permissive rights of the Trustee shall not be construed as duties.

(i) The Trustee shall not be liable for any amount in excess of the value of the Collateral.

(j) The Trustee shall not be responsible for, nor chargeable with, knowledge of the terms and conditions of any agreement to which it is not a party, whether or not an original or a copy of such agreement has been provided to the Trustee.

(k) The Trustee shall be under no obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(l) The Trustee and Collateral Agent shall not be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee and Collateral Agent would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980 (“CERCLA”), as amended from time to time, or any equivalent designation in any analogous state or local laws or regulations promulgated pursuant to said laws, unless such action is reasonably necessary to preserve the Collateral or protect the security interest in the Collateral and the Collateral Agent is (i) reasonably likely to be able to avail itself of a defense to liability under CERCLA or analogous state or local laws, and has had reasonable opportunity to conduct “all appropriate inquiry” as defined in 40 C.F.R. Part 312 and/or (ii) receives satisfactory security or indemnity for any losses, claims, damages and liabilities relating to such action pursuant to the terms herein. Notwithstanding the foregoing, if at any time, Collateral Agent is required to take any action to preserve the Collateral or protect the security interest in the Collateral, prior to doing so, the Collateral Agent may require that a satisfactory indemnity bond or “Premises Pollution Liability Insurance” be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action.

(m) The Trustee and the Collateral Agent shall not be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. The Trustee and the Collateral Agent shall not be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws.

(n) The Trustee shall not be liable for the acts or omissions of the Collateral Agent, and nothing in this Indenture shall require the Trustee to indemnify the Collateral Agent. When acting at the direction of the Trustee, the Collateral Agent shall only be entitled to indemnity from the Company, the Guarantors and any Holders, as applicable. The Trustee shall have no liability to the Collateral Agent in providing any direction or instruction which has been directed or provided to the Collateral Agent by the requisite amount of Holders.    Except as provided herein, the Trustee shall not be required to provide any instruction, consent, approval or other documentation to the Collateral Agent in connection with the Collateral Agent’s actions hereunder (including under Articles 9 or 10) or otherwise under any Security Document, except as the Trustee may be instructed by Holders of more than 50% in aggregate principal amount of the then outstanding Notes (or such other percentage as may be expressly permitted or required).

(o) The Collateral Agent shall not be liable for the acts or omissions of the Trustee, and nothing in this Indenture shall require the Collateral Agent to indemnify the Trustee. When acting at the direction of the Collateral Agent, the Trustee shall only be entitled to indemnity from the Company, the Guarantors and any Holders, as applicable. The Collateral Agent shall have no liability to the Trustee in providing any direction or instruction which has been directed or provided to the Trustee by the requisite amount of Holders.

(p) The Collateral Agent shall be fully protected in acting according to the instruction of Holders of more than 50% in aggregate principal amount of the then outstanding Notes.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be (a) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, (b) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, (c) responsible for the use or application of any money received by any Paying Agent or the Collateral Agent, (d) responsible for any calculations or notices to be made under this Indenture by the Company; or (e) responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes (including Security Documents) or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of Notes and the Collateral Agent a notice of the Event of Default within 90 days after it occurs or, if it is not so known to a Responsible Officer of the Trustee at such time, promptly after it becomes known to a Responsible Officer, unless such Event of Default has been waived in accordance with the terms of this Indenture; provided, however, that, except in the case of an Event of Default in the payment of principal of, or interest on, any Note, the Trustee will be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or a Holder is received by a Responsible Officer, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.

Section 7.06 Compensation and Indemnity.

(a) The Company will pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee and Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ agents and counsel.

(b) The Company and the Guarantors will on a joint and several basis indemnify the Trustee and Agents (and each of their respective directors, officers, employees, agents and advisors) and hold them harmless against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and Security Documents, including the costs and expenses of enforcing this Indenture and Security Documents against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee or Agent will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or Agent to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend any third party claim and the Trustee or such Agent will cooperate in the defense. The Trustee and such Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.06 will survive the resignation or removal of the Trustee and any such Agent and the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee and each Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration for purposes of priority under the Bankruptcy Code.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of more than 50% in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the requested date of removal. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of more than 50% in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition or is a direct or indirect wholly-owned subsidiary of a bank holding company having a combined capital and surplus of $50.0 million as set forth in its most recent published statement of condition.

Section 7.10 Consequential Damages.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Trustee, Collateral Agent, Paying Agent or Registrar (in each case in its capacity as such) be liable under this Indenture for any special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including loss of profit), even if the Trustee or such Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company or any Parent Guarantor may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s or a Parent Guarantor’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive from the trust referred to in Section 8.04 payments in respect of the principal of, or interest or premium on, such Notes when such payments are due;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and Agents hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company or a Parent Guarantor may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s or a Parent Guarantor’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.07 through 4.13, 4.15 through 4.17 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s or a Parent Guarantor’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and 6.01(9) through 6.01(10) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Paying Agent may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Company, the Guarantors, the Trustee, the Collateral Agent, the Paying Agent and the Registrar may amend or supplement this Indenture, the Security Documents or the Notes or the Note Guarantees without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption or Guarantee of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 11 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5) to provide for the issuance of Additional Notes issued after the Issue Date and the related Note Guarantees in accordance with the limitations set forth in this Indenture as of the date hereof;

(6) to allow any Guarantor to execute a supplemental indenture and/or provide a Note Guarantee with respect to the Notes;

(7) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(8) to enter into additional or supplemental Security Documents and to add any Secured Obligation to the Security Documents and the Intercreditor Agreements on the terms set forth herein.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and any Agent, as the case may be, of the documents described in Sections 7.02 and 9.05 hereof, the Trustee, the Collateral Agent, the Paying Agent and the Registrar will join with the Company and the Guarantors in the execution of any such amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee, the Collateral Agent, the Paying Agent and the Registrar will not be obligated to enter into such amendment or supplement that affects its own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee, the Collateral Agent, the Paying Agent and the Registrar may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Security Documents or the Notes or the Note Guarantees with the consent of the Holders of at least more than 50% in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of more than 50% in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

Subject to Sections 6.04 and 6.07 hereof, the Holders of more than 50% in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, Security Documents or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least more than 50% in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date that the supplemental indenture setting forth the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective under a supplemental indenture in accordance with the terms of the supplemental indenture and thereafter binds every Holder. After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.04 Notation on or Exchange of Notes.

The Company or the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee, Collateral Agent, Paying Agent and Registrar to Sign Amendments, etc.

Upon the request of the Company, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee, the Collateral Agent, the Paying Agent and the Registrar shall join with the Company and the Guarantors in the execution of any supplement, amendment or waiver provided for under this Article 9 setting forth such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Trustee’s or such Agent’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee, the Collateral Agent, the Paying Agent and the Registrar may in their discretion, but will not be obligated to, enter into such supplemental indenture.

In executing any amendment, supplement or waiver pursuant to Section 9.01 or 9.02, the Trustee or such Agent will be entitled to receive, and (subject to Sections 7.01 and 7.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture and the Security Documents and is in compliance with all conditions precedent thereunder; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms, subject to customary qualifications and exceptions. Unless otherwise expressly stated therein, an amendment or supplemental indenture shall become effective upon execution and delivery thereof by the Company, the Guarantors, if any, the Trustee, the Collateral Agent, the Paying Agent and the Registrar, as applicable.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest (to the extent permitted by law), on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes, the Agents or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wilmington Trust, National Association, as the Trustee and Alter Domus (US) LLC, as the Collateral Agent. The Trustee hereby authorizes and appoints Alter Domus (US) LLC, as Collateral Agent and each Holder of Notes and the Trustee direct the Collateral Agent to enter into the Note Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof. The Company and each of the Guarantors consent and agree to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company and the Parent Guarantors shall take, and shall cause their Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations under the Notes and the Note Guarantees and any other Secured Obligations, a valid and enforceable perfected Lien in and on all the Collateral (subject to, in the case of the UK Guarantors and the UK Security Documents, the UK Legal Reservations and the UK Perfection Requirements), in favor of the Collateral Agent for the benefit of the Holders of the Notes and holders of any Secured Obligations.

Each Mortgage, when recorded, creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Senior Holders, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Liens related thereto), subject to the terms of the ABL Intercreditor Agreement, the Intercreditor and Collateral Agency Agreement and any other Intercreditor Agreement.

Section 10.02 Intercreditor Agreements.

This Article 10 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreements, including, in the case of the Intercreditor and Collateral Agency Agreement, the right of the Controlling Holders (as defined therein) to direct the Collateral Agent to the extent set forth therein. The Company and each Guarantor consents to, and agrees to be bound by, the terms of each Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder of the Notes, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of any Intercreditor Agreement and (b) authorizes and instructs the Collateral Agent on behalf of each Secured Party to enter into each Intercreditor Agreement as Collateral Agent on behalf of such Secured Parties. All Obligations hereunder and all obligations of the Company and the Guarantors under the Note Documents (including without limitation the Pledge and Security Agreement) constitute “Term/Note Claims” under the ABL Intercreditor Agreement and “Senior Obligations” under the Intercreditor and Collateral Agency Agreement.

Section 10.03 Collateral Agent.

(a) Alter Domus (US) LLC is hereby appointed Collateral Agent. The use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Subject to the applicable provisions of the Note Documents, each Holder, by acceptance of its Note(s) agrees that (1) the Collateral Agent shall execute and deliver the Note Documents and act in accordance with the terms thereof, (2) the Collateral Agent may, upon the instruction, or with the consent, of Holders of more than 50% in aggregate principal amount of the then outstanding Notes, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Note Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Note Documents and (3) to the extent permitted by this Indenture, the Collateral Agent shall have power to institute and to maintain such suits and proceedings upon the instruction of the Trustee (acting at the direction of Holders of more than 50% in aggregate principal amount of the then outstanding Notes) to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Note Collateral Documents or this Indenture, and suits and proceedings upon the instruction of the Trustee (acting at the direction of Holders of more than 50% in aggregate principal amount of the then outstanding Notes) to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, without limiting Section 7.01(g), the Collateral Agent shall not be obligated to take any such action without the direction of the Holders and may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of more than 50% in aggregate principal amount of the outstanding Notes, shall take such actions and shall have no liability or responsibility for any losses or damages of any nature that arise from any action taken or not taken by the Collateral Agent in accordance with such direction; provided that all actions so taken shall, at all times, be in conformity with the requirements of each Intercreditor Agreement.

(b) Subject to the Note Documents, the Trustee (acting at the direction of Holders of more than 50% in aggregate principal amount of the then outstanding Notes) shall direct the Collateral Agent from time to time; provided that in the event of a conflict between directions received pursuant to the Security Documents and the Intercreditor Agreements and directions received hereunder, the Collateral Agent will be subject to directions received pursuant to the Security Documents and the Intercreditor Agreements. Subject to the Note Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the Collateral Agent shall not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce the Liens securing any Secured Obligations; or

(3) to take any other action whatsoever with regard to any or all of the Secured Obligations, the Note Documents or the Collateral.

(c) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 7, are extended to the Collateral Agent, and its agents and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 10.03 with respect to the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(d) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing the Secured Obligations.

(f) Neither the Trustee nor the Collateral Agent will be responsible for the existence, genuineness, sufficiency or value of any of the Collateral or for the creation, validity, perfection, priority, protection or enforceability of the Liens on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent. The Collateral Agent and the Trustee hereby disclaim any representation or warranty to any party, including the present and future Holders concerning the creation, validity, perfection, priority, protection or enforceability of the Liens granted hereunder or in the value of any of the Collateral. The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Collateral Agent, in relation to any matter arising in the administration of the Security Documents.

(g) The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. Without limiting the foregoing, if the Collateral Agent in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h) The Collateral Agent and the Trustee shall be permitted to use overnight carriers to transmit possessory Collateral and shall not be liable for any such items of Collateral lost or damaged in transit.

(i) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or earlier termination, resignation or removal of the Collateral Agent.

(j) Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Collateral Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States. To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Collateral Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Collateral Agent shall determine in its sole discretion to protect the Collateral Agent from liability).

(k) The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. The Collateral Agent may be removed by the Company at any time, upon 30 days’ written notice to the Collateral Agent. The Holders of a majority in principal amount of the Notes may remove the Collateral Agent by so notifying the Company and the Collateral Agent in writing at least 30 days prior to the requested date of removal and may appoint a successor Collateral Agent. If the Collateral Agent resigns or is removed under this Indenture, and such Holders do not reasonably promptly appoint a successor, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent (at the Company’s expense) or the Holders of at least 10% in aggregate principal amount of the Securities may, at their option, appoint a successor Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor. In any case, the appointment of a successor agent shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld). Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or removal hereunder, the provisions of this Section 10.03 (and Section 7.06) shall continue to inure to its benefit. In addition, subject to the terms of any applicable Intercreditor Agreement, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its assets to, another entity, the successor entity without any further act will be the successor Collateral Agent. The rights of the Holders set forth in this paragraph shall be subject to the Intercreditor and Collateral Agency Agreement.

(l) In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (l) shall be implied as imposing any such obligation on the Company or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

(m) Upon receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and if satisfactory in form and substance to the Collateral Agent, shall execute and enter into, without further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date (including, without limitation, in connection with any Corporate Restructuring Transactions or any of them). Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in this Section 10.03, (ii) instruct the Collateral Agent to execute and enter into such Security Document and (iii) certify that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Trustee and the Collateral Agent, as applicable, to execute, enter into and perform its obligations under each of the Intercreditor Agreements and Security Documents.

(n) To the extent that any Junior Lien Obligations are incurred by the Company or a Guarantor following the Issue Date, the Company may direct the Trustee and the Collateral Agent, as applicable, to enter into a Junior Lien Intercreditor Agreement, which will have other terms as are customary or of a technical nature and which are necessary or advisable, as determined by Pyxus International in good faith, in order to establish the junior priority of the Junior Lien Obligations to the Obligations and the junior priority of such Junior Lien Obligations to the ABL Obligations, the New Pyxus Loan Obligations and the New Intabex Loan Obligations; provided that upon the execution of the Junior Lien Intercreditor Agreement, the Company shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate stating that such Junior Lien Intercreditor Agreement complies with the conditions relating thereto in this Indenture and the Security Documents, and the Trustee and the Collateral Agent shall be entitled to conclusively rely on such Officer’s Certificate in executing such agreement and shall execute and enter into such agreement, without further consent of any Holder or the Trustee. By their acceptance of the Notes, the Holders are deemed to have authorized and instructed the Trustee and the Collateral Agent, as applicable, to enter into such Junior Lien Intercreditor Agreement and perform their respective obligations and exercise their respective rights and powers thereunder.

Section 10.04 Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Note Documents, as originally in effect and as amended, supplemented or replaced from time to time in accordance with their terms or the terms of this Indenture, authorizes and empowers the Collateral Agent to act as the collateral agent under the Note Documents, authorizes and directs the Trustee and the Collateral Agent to enter into and perform the Note Documents to which each is a party and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Secured Obligations as set forth in the Note Documents to which each is a party and to perform their respective obligations and exercise their respective rights and powers thereunder.

(b) Subject to the terms of the Intercreditor Agreements, the Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Trustee under the Note Documents to which the Trustee is a party and, subject to the terms of the Note Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture. Subject to the terms of the Intercreditor Agreements, the Collateral Agent shall pay all funds collected by it to the Trustee for application according to the provisions of this Indenture.

(c) Subject to the Note Documents, the Trustee, at the direction of the requisite percentage of Holders in aggregate principal amount of the outstanding Notes for any action, shall direct, on behalf of the Holders, or such Holders shall direct the Collateral Agent to take all actions necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens securing the Secured Obligations;

(2) enforce any of the terms of the Note Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Obligations.

(d) Subject to the Intercreditor Agreements and at the Company’s sole cost and expense and subject to the Trustee and the Collateral Agent having been indemnified by the Holders and/or the Company, the Trustee is authorized and empowered (but is not obligated) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as may be reasonably expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 10.05 Release of Liens in Respect of Notes.

(a) The Collateral Agent’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and holders of such other Obligations to the benefits and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged:

(1) in whole or in part, as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction:

(2) in whole upon:

(A) satisfaction and discharge of this Indenture in accordance with Article 12 hereof;

(B) a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(C) payment in full and discharge of all Notes outstanding under this Indenture and all Secured Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company, a Parent Guarantor or any Restricted Subsidiary) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 11.05, concurrently with the release of such Guarantees;

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(5) in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreements; and

(6) in whole or in part pursuant to Section 11.05.

(b) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel delivered to the Trustee and the Collateral Agent certifying that all conditions precedent thereto hereunder and under the Notes Documents have been met, the Collateral Agent shall, at the sole cost and expense of the Company, execute, acknowledge and deliver to the Company or any Guarantor such instruments of release or disclaimer in the form provided by the Company (to the extent reasonably acceptable to the Collateral Agent), and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release, without further consent of any Holder or the Trustee.

(c) The release of any Collateral from the terms of this Indenture will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Section 10.05 and the Security Documents.

Section 10.06 Relative Rights.

Nothing in the Secured Debt Documents will:

(a) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium, accrued and unpaid interest, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(b) affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of other Note Liens or Liens permitted by clause (1) of the definition of Permitted Liens);

(c) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreements);

(d) restrict or prevent any Holder of Notes or other Secured Obligations or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreements; or

(e) restrict or prevent any Holder of Notes of other Secured Obligations or the Collateral Agent from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the Intercreditor Agreements.

Section 10.07 Further Assurances; Liens on Additional Property.

(a) The Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Without limiting the foregoing, to the extent that any Lien on the Collateral cannot be perfected on or prior to the date hereof after the use of all commercially reasonable efforts, the Company and each of the Guarantors will use their respective commercially reasonable efforts to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, and obtain title insurance promptly following the date hereof, but in no event later than 90 days thereafter.

(b) The Company and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Company and the Guarantors than the Secured Debt Documents executed and delivered by the Company and the Guarantors in connection with the issuance of the Notes on or about the Issue Date.

(c) The Company shall, within a reasonable amount of time after receipt of such request, use commercially reasonable efforts (i) to correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Security Documents.

ARTICLE 11

NOTE GUARANTEES

Section 11.01 The Note Guarantees.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Agents and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee and Agents hereunder, thereunder or under the Security Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee or Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee and Agents, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, Agents, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

The guarantee given by any Guarantor under this Indenture does not apply to any liability to the extent that would result in the guarantee being unlawful under any applicable law.

If and to the extent a Guarantor that is organized under the laws of Liechtenstein becomes liable arising out of or in connection with its Guarantee or any other Note Document for the Secured Obligations and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Guarantor or would otherwise be restricted under applicable law and practice, such Guarantor’s aggregate liability for the Secured Obligations shall not exceed the amount of the Guarantor’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable in accordance with applicable law (the “Freely Disposable Amount”). This limitation shall only apply to the extent it is a requirement under applicable law at the time such Guarantor is required to perform Secured Obligations under this Indenture or any other Note Document. Such limitation shall not free such Guarantor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when such Guarantor has again freely disposable equity and if and to the extent such freely disposable equity is available.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company, a Parent Guarantor or any of their Restricted Subsidiaries creates or acquires any Material Domestic Restricted Subsidiary after the date hereof, if required by Section 4.16 hereof, the Company or such Parent Guarantor will cause such Material Domestic Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 11, to the extent applicable.

Section 11.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company, any Parent Guarantor or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee, and the Security Documents on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Security Documents in form reasonably satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture pursuant to Article 9, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company, any Parent Guarantor or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company, any Parent Guarantor or another Subsidiary Guarantor.

Section 11.05 Releases.

(a) Subject to the terms of the Intercreditor Agreements, in connection with (i) any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor (including by way of merger or consolidation) permitted pursuant to this Indenture (to any Person other than Pyxus International, the Company or any Subsidiary thereof), (ii) the liquidation or dissolution of any Subsidiary Guarantor otherwise permitted hereunder or (iii) a sale or other disposition of Capital Stock of any Subsidiary Guarantor where the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company or a Parent Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) the Company, a Parent Guarantor or a Restricted Subsidiary of the Company or a Parent Guarantor, then the Note Guarantee of such Subsidiary Guarantor will be automatically and unconditionally released and the Collateral Agent shall release its security interest in all Collateral of such Subsidiary Guarantor; provided that the Note Guarantee of such Subsidiary Guarantor shall not be automatically and unconditionally released if such sale or disposition violates Section 3.09 or Section 4.10 of this Indenture. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to such release under the Notes Documents have been complied with, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.

(b) Subject to the terms of the Intercreditor Agreements, upon the closing of any sale, transfer or other disposition of Equity Interests of any Guarantor or any other Subsidiary of the Company or Parent Guarantor permitted pursuant to this Indenture (to any Person other than a Guarantor (or Person required to be a Guarantor hereunder)), (i) the Collateral Agent shall release to the Company, any Parent Guarantor or any Subsidiary Guarantor, as applicable without representation, warranty or recourse, express or implied, the pledged Equity Interests issued by such Guarantor and any pledged Equity Interests issued by any other Subsidiary, as applicable, held by such Guarantor and (ii) the Collateral Agent will, upon the request and at the sole expense of the Company, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to evidence such release.

(c) Upon designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor will be automatically and unconditionally released and relieved of any obligations under its Note Guarantee.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be automatically and unconditionally released and relieved of any obligations under its Note Guarantee.

(e) If Pyxus International shall reasonably determine at any time after the Issue Date that (x) the provision or maintenance of a Guarantee by any Foreign Guarantor would reasonably be expected to result in material adverse tax consequences to the Company, any Parent Guarantor or their Subsidiaries, as evidenced by a written notice to the Collateral Agent, (i) the Collateral Agent shall discharge and release (A) the obligations of such Foreign Guarantor pursuant to this Indenture without any further action by any Holder and (B) the security interest of the Collateral Agent in all Collateral of such Foreign Guarantor without any further action by any Holder or (y) the provision or maintenance of a grant of a security interest in any Collateral of any Foreign Guarantor to secure the Secured Obligations would reasonably be expected to result in material adverse tax consequences to the Company, any Parent Guarantor or their Subsidiaries, as evidenced by a written notice to the Collateral Agent, the Collateral Agent shall discharge and release the security interest of the Collateral Agent in such Collateral without any further action by any Holder; provided, that for so long as the New Pyxus Credit Agreement, the New Intabex Credit Agreement or the Existing Notes Indenture (and any Permitted Refinancing Indebtedness thereof in respect of which any Foreign Guarantor is an obligor) is outstanding, no such Guarantee or security interest shall be released unless it is released concurrently under the agreements governing such other Indebtedness (and/or such Permitted Refinancing Indebtedness). In connection with the foregoing, upon receipt of an Officer’s Certificate and an Opinion of Counsel, the Trustee and/or the Collateral Agent, as applicable, will, upon the request and at the sole expense of the Company, execute and deliver any instrument or other document in a form acceptable to the Trustee or Collateral Agent, as applicable, which may reasonably be required to evidence such release.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Registrar for cancellation; or

(b) all Notes that have not been delivered to the Registrar for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) in respect of clause (1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Paying Agent under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Paying Agent pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Paying Agent pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Paying Agent may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Paying Agent; but such money need not be segregated from other funds except to the extent required by law.

If the Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), email, PDF, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Pyxus Holdings, Inc.

c/o Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-2009

Facsimile No.: (919) 379-4131

Attention: Flavia Landsberg, Executive Vice President and Chief Financial Officer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No: (212) 455-2502

Attention: David Azarkh, Esq.

and

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, NC 28246

Facsimile No.: (704) 373-3955

Attention: Stephen M. Lynch, Esq.

If to the Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Pyxus Holdings, Inc., Administrator

Facsimile: 302 636 4149.

If to the Collateral Agent:

Alter Domus (US) LLC

225 W. Washington St., 9th Floor

Chicago, IL 60606

Attention: Steve Lenard

Email: cpc.agency@alterdomus.com and legal_agency@alterdomus.com

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that notices and communications to the Trustee and Collateral Agent will be deemed given only upon actual receipt.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures of such Depositary.

The Trustee and Collateral Agent may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee or Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or Collateral Agent in its discretion elects to act upon such instructions, the Trustee’s or Collateral Agent’s understanding of such instructions shall be deemed controlling. The Trustee and Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or Collateral Agent, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company gives a notice or communication to Holders, it will give a copy to the Trustee and each Agent at the same time.

If the Company, a Parent Guarantor or any Subsidiary Guarantor acquires assets or property constituting a Cannabis Related Business after the Issue Date, the Company shall provide written notice thereof to the Trustee for its records; provided that the failure to provide any such notice shall not constitute a Default.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, the Notes, the Note Guarantees or the Note Documents, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be (except in connection with the execution and delivery of this Indenture and the issuance of the Initial Notes on the Issue Date or as otherwise set forth herein):

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, the Notes, the Note Guarantees or the Note Documents relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture, the Notes, the Note Guarantees or the Note Documents relating to the proposed action have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Collateral Agent, the Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Note Documents, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.05 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY, THE TRUSTEE , THE COLLATERAL AGENT AND EACH HOLDER (BY ITS ACCEPTANCE OF ANY NOTE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES. THE PARTIES HEREBY (I) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS, AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.

Section 13.06 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, the Parent Guarantors or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.07 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.08 Severability; Entire Agreement.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. This Indenture and the Notes Documents set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, oral or written.

Section 13.09 Counterpart Originals.

The parties may sign any number of copies hereof. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Note and the Notes Documents shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee and the Collateral Agent are not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee or the Collateral Agent, as applicable, pursuant to procedures approved by such Trustee or the Collateral Agent, as applicable.

Section 13.10 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.11 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Paying Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wilmington Trust, National Association. The parties to this Agreement agree that they will provide the Paying Agent with such information as it may request in order for the Agent to satisfy the requirements of the USA Patriot Act.

Section 13.12 Force Majeure.

The Trustee, the Collateral Agent, the Paying Agent and the Registrar shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, pandemic, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.13 Delegation.

Each Agent shall be entitled to delegate the fulfilment of its duties under this Indenture in whole or in part to one or more agents selected by such Agent using its reasonable care. An Agent who delegates or subcontracts the performance of its obligations under this Indenture shall not be under any obligation to supervise or monitor the proceedings or acts of any such delegate or subcontractor or be responsible for any loss, liability, claim, cost, expense or damage incurred by reason of any misconduct, omission or default on the part of any such delegate or subcontractor.

Section 13.14 Withholding Tax.

In order to comply with applicable tax laws and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, or issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about the Transactions (including any modification to the terms of the Transactions) that is reasonably requested by the Trustee such that the Trustee can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law, in case of each of clauses (ii) and (iii), other than any liability or losses as may be attributable to the Trustee’s willful misconduct or gross negligence. The terms of this paragraph shall survive the satisfaction and discharge of this Indenture.

[Signatures on following page]

Dated as of February 6, 2023

PYXUS HOLDINGS, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

PYXUS INTERNATIONAL, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Vice President and Treasurer

ALLIANCE ONE INTERNATIONAL SERVICES INC., as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE INTERNATIONAL LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE NORTH AMERICA, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Indenture

ALLIANCE ONE SPECIALTY PRODUCTS, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

AOSP INVESTMENTS, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

CRES TOBACCO COMPANY, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

CRITICALITY, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

EASTERN CAROLINA PACKAGING, LLC, as Guarantor

By:	s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

GLOBAL SPECIALTY PRODUCTS, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Indenture

MONK AUSTIN INTERNATIONAL, INC., as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

PUREAG-NC, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

PYXUS AGRICULTURE USA, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

THE AUSTIN TOBACCO COMPANY, INCORPORATED, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

TWELFTH STATE BRANDS, LLC, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

ALLIANCE ONE INTERNATIONAL HOLDINGS, LTD., as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Signature Page to Indenture

PYXUS AGRICULTURE HOLDINGS LIMITED, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED, as Guarantor

By:	/s/ Tomas Grigera
Name: Tomas Grigera
Title: Authorized Person

Wilmington Trust, National Association, as Trustee, Registrar and Paying Agent

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

Alter Domus (US) LLC, as Collateral Agent

By:	/s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

Signature Page to Indenture

EXHIBIT A

Face of Note

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT: FLAVIA LANDSBERG, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PYXUS HOLDINGS, INC., C/O PYXUS INTERNATIONAL, INC., 8001 AERIAL CENTER PARKWAY, MORRISVILLE, NORTH CAROLINA 27560-2009.

CUSIP/ISINs

8.50% Senior Secured Notes due 2027

No. _____	$_____

PYXUS HOLDINGS, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                  on December 31, 2027.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:

PYXUS HOLDINGS, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Date:

Back of Note

8.50% Senior Secured Notes due 2027

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Pyxus Holdings, Inc., a Virginia corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.50% per annum from February 6, 2023 until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) (without any additional interest or other payment in respect of any such delay). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2023. The Company will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue principal, interest and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, Wilmington Trust, National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Company issued the Notes under an Indenture dated as of February 6, 2023 (the “Indenture”) among the Company, the Guarantors (as defined in the Indenture), the Trustee, the Collateral Agent, the Registrar and the Paying Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and

Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company limited to $260,452,340 in aggregate principal amount. The Notes are secured by a pledge of Collateral pursuant to the Security Documents and the Intercreditor Agreements referred to in the Indenture.

(5) Optional Redemption.

(a) At any time after the Issue Date, the Company may on one or more occasions redeem all or a part of the Notes at its option, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest, to, but excluding, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(b) [Reserved].

(c) [Reserved].

(d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) Repurchase at the Option of Holder. The Notes may be the subject of a Change of Control Offer and an Asset Sale Offer as further described in the Indenture.

(8) Notice of Redemption. Subject to the provisions of Section 3.09 of the Indenture, at least 15 days but not more than 60 days before a redemption date, the Company will give or cause to be given, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes and portions of Notes selected will be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $1.00 or an integral multiple of $1.00 in excess thereof (or such other amount as may be necessary to reflect the full amount of the Notes). The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Also, neither the Registrar nor the Company will be required to issue, to register the transfer of or to exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(11) Amendment, Supplement and Waiver. The Indenture, the Security Documents, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in the Indenture.

(12) Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

(13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

(14) No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Note Documents, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

PYXUS HOLDINGS, INC.

c/o Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-2009

Attention: Attention: Flavia Landsberg, Executive Vice President and Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Registrar or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

PYXUS HOLDINGS, INC.

c/o Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-2009

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Wilmington, Delaware 19890

Attention: Pyxus Holdings, Inc., Administrator

Re: 8.50% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of February 6, 2023 (the “Indenture”), among Pyxus Holdings, Inc., as issuer (the “Company”), the Guarantors (as defined in the Indenture), Wilmington Trust, National Association, as trustee, registrar and paying agent and Alter Domus (US) LLC, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________________ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,] (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act [and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser)]. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed

Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Signature page follows]

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP), or
(ii) ☐ Regulation S Global Note (CUSIP), or
(b)	☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP), or
(ii) ☐ Regulation S Global Note (CUSIP), or
(iii) ☐ Unrestricted Global Note (CUSIP); or
(b)	☐ a Restricted Definitive Note; or
(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

PYXUS HOLDINGS, INC.

c/o Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-2009

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Wilmington, Delaware 19890

Attention: Pyxus Holdings, Inc., Administrator

Re: 8.50% Senior Secured Notes due 2027

(CUSIP)

Reference is hereby made to the Indenture, dated as of February 6, 2023 (the “Indenture”), among Pyxus Holdings, Inc., as issuer (the “Company”), the Guarantors (as defined in the Indenture), Wilmington Trust, National Association, as trustee, registrar and paying agent and Alter Domus (US) LLC, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

PYXUS HOLDINGS, INC.

c/o Pyxus International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-2009

WILMINGTON TRUST, NATIONAL ASSOCIATION

1100 North Market Street

Wilmington, Delaware 19890

Attention: Pyxus Holdings, Inc., Administrator

Re: 8.50% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of February 6, 2023 (the “Indenture”), among Pyxus Holdings, Inc., as issuer (the “Company”), the Guarantors (as defined in the Indenture), Wilmington Trust, National Association, as trustee, registrar and paying agent and Alter Domus (US) LLC, as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $________________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                 , 20    , among                 (the “Guaranteeing Subsidiary”), a Subsidiary of                 (or its permitted successor), a Virginia corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and                 , as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and certain Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (the “Indenture”), dated as of February 6, 2023, providing for the issuance of 8.50% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20[.]

[Guaranteeing Subsidiary]

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

Alter Domus (US) LLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT F

ADDITIONAL INVESTMENTS

1.

Investments in the ordinary course of business consistent with past practice consisting in amounts consistent with historical levels of deposits in (including money market funds of), or certificates of deposits, bankers’ acceptances, export notes, trade credit assignments, guarantees and instruments of a similar nature issued by:

a. NMB Bank (as NMBZ Holdings Limited) – Zimbabwe

b. Indo Zambia Bank – Zambia

c. NBS Bank – Malawi

d. Provincial Credit Union – Canada

e. FDH Bank Limited – Malawi

f. Zambia National Commercial Bank – Zambia

g. UCO BANK – India

h. UNION BANK – Jordan

i. NBF (National Bank Of Fujairah)—UAE

j. Emirates NBD—UAE

F-1